UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022 (August 4, 2022)

iROBOT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-36414		77-0259335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive

Bedford, MA 01730

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 430-3000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IRBT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 4, 2022, iRobot Corporation (“iRobot” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Amazon.com, Inc., a Delaware corporation (“Parent” or “Amazon”), and Martin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The Company’s Board of Directors (the “Board”), acting upon the recommendation of a transaction committee of the Board, has unanimously approved the Merger Agreement and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

As a result of the Merger, each share of common stock of the Company, par value $0.01 per share (“Common Stock”), outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (subject to certain exceptions, including shares of Common Stock owned by the Company, Merger Sub, Parent or any of their respective direct or indirect wholly owned subsidiaries and shares of Common Stock owned by stockholders of the Company who have validly demanded and not withdrawn appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will, at the Effective Time, automatically be cancelled and converted into the right to receive $61.00 in cash (the “Merger Consideration”), without interest and subject to applicable withholding taxes.

Pursuant to the Merger Agreement, at the Effective Time, each restricted stock unit that is outstanding as of immediately prior to the Effective Time will be converted into a cash-based award with an equivalent value to the Merger Consideration, subject to the same time-based vesting and forfeiture provisions as were applicable to such restricted stock unit immediately prior to the Effective Time, except that the number of performance-based restricted stock units to be converted will be based on the actual level of achievement through the Effective Time or, for 2022 awards, the target level of achievement. Each Company stock option that is outstanding as of immediately prior to the Effective Time will be converted into the right to receive, as soon as reasonably practicable following the Effective Time, an amount in cash equal to the Merger Consideration less the exercise price per-share of such stock option. All of these payments will be subject to applicable tax withholding.

If the Merger is consummated, the Company’s Common Stock will be delisted from the Nasdaq Stock Market LLC and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Closing Conditions

Completion of the Merger is subject to certain closing conditions, including (1) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Common Stock, (2) (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or of any voluntary agreement with the Department of Justice Antitrust Division or the Federal Trade Commission not to consummate the Merger and (ii) the expiration, termination or obtainment of the applicable waiting period or clearances, as applicable, under certain specified foreign antitrust laws and foreign investment laws, (3) the absence of any law restraining, enjoining, rendering illegal or otherwise prohibiting the Merger, (4) the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (5) compliance in all material respects with the other party’s obligations under the Merger Agreement, and (6) no Material Adverse Effect (as defined in the Merger Agreement) being continuing as of the closing date.

No Solicitation

The Company has also agreed to convene the Company Stockholder Meeting for the purpose of obtaining the affirmative vote of the holders of a majority of all outstanding shares of Common Stock to adopt the Merger Agreement (the “Company Stockholder Approval”). The Merger Agreement also includes covenants requiring the Company not to (i) initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry, proposal, indication of interest or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations relating to any acquisition proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an acquisition proposal, (iii) provide any non-public information to any person in connection with any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal or (iv) waive, terminate, modify or fail to enforce any “standstill” or confidentiality obligation of any person with respect to the company or any of its subsidiaries entered into in connection with an acquisition proposal, subject to, prior to receipt of the Company Stockholder Approval, a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an acquisition proposal if the Company complies with certain notice and other requirements and the Board determines in good faith (after consultation with outside legal counsel and an outside financial advisor) that such acquisition proposal is more favorable to the Company’s stockholders from a financial point of view than the Merger and that is reasonably likely to be completed, taking into account any regulatory, financing or approval requirements and any other aspects considered relevant by the Board, subject to certain matching rights in favor of Parent.

Termination and Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed by August 4, 2023 (the “Outside Date”), subject to certain limitations, and provided that the Outside Date will automatically be extended for up to two additional six-month periods if certain regulatory closing conditions have not been satisfied as of the then-current Outside Date, (2) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger, (3) the Company’s stockholders fail to adopt the Merger Agreement, and (4) the other party breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent.

The Company is also entitled to receive a termination fee of $94,000,000 from Parent if either party terminates the Merger Agreement due to (i) the occurrence of the Outside Date (as it may be automatically extended for up to two additional six-month periods) when only certain antitrust-related closing conditions remain unsatisfied or (ii) a final non-appealable governmental order relating to antitrust laws prohibiting the Merger having been issued by a governmental authority of competent jurisdiction.

If the Merger Agreement is terminated in certain other circumstances, including by the Company in order to enter into a superior proposal or by Parent because the Board changes its recommendation in favor of the Merger, the

Company would be required to pay Parent a termination fee of $56,000,000 (net of any expense reimbursement previously paid). This termination fee will also be payable if the (y) Merger Agreement is terminated under certain circumstances, and prior to such termination, a proposal to acquire more than 50% of the Company’s revenues, net income, assets or outstanding shares of Common Stock is publicly made or becomes publicly known and is not publicly withdrawn, and (z) Company enters into a definitive agreement for (or recommends to the Company’s stockholders, in the case of a tender offer) any transaction involving the acquisition of more than 50% of the Company’s revenues, net income, assets or outstanding shares of Common Stock within twelve months of the termination. In addition, if the Merger Agreement is terminated because the Company Stockholder Approval is not obtained or the Outside Date occurs at a time when the Company Stockholder Approval has not been obtained, the Company would be required to pay to Parent an expense reimbursement in an amount not to exceed $17,000,000.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its business in all material respects in the ordinary course during the period between the date of the Merger Agreement and the completion of the Merger. The parties have agreed to use reasonable best efforts to consummate the Merger as promptly as reasonably practicable and in any event no later than the Outside Date (as it may be extended), including to obtain the regulatory approvals necessary to complete the Merger, subject to certain limitations.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide Company stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or other security holders. Company stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company stockholders’ right to receive the Merger Consideration and the right of holders of Company equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, the Company, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Proxy Statement that the Company will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 4, 2022, the Board approved and adopted the First Amendment to the Company’s Amended and Restated By-laws (the “By-laws”) to add a new forum selection provision, providing that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of incorporation or the By-laws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that this forum provision will not apply to any causes of action arising under the Securities Act of 1933, as amended, or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. In addition, this provision further provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder and that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the provisions described in this paragraph.

The foregoing summary of the First Amendment to the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment to the By-laws, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 8.01. Other Events.

On August 5, 2022, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement and related matters. A copy of the press release is attached as Exhibit 99.1 to this report.

Important Information and Where to Find It

In connection with the proposed transaction between the Company and Amazon, the Company will file with the SEC a Proxy Statement, the definitive version of which will be sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at investor.irobot.com or by contacting the Company’s investor relations department at the following:

iRobot Corporation

Andrew Kramer

investorrelations@irobot.com

(781) 430-3003

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 11, 2022, and will be included in the Proxy Statement (when available). Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the transaction, which may be different than those of Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Amazon, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in consummating the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of August 4, 2022, by and among iRobot Corporation, Amazon.com, Inc., and Martin Merger Sub, Inc.

3.1	First Amendment to the Amended and Restated By-laws of iRobot Corporation

99.1	Joint press release of the Company and Amazon, dated August 5, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2022

iRobot Corporation

By:	/s/ Glen D. Weinstein
Name:	Glen D. Weinstein
Title:	Chief Legal Officer and Secretary

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

AMAZON.COM, INC.,

MARTIN MERGER SUB, INC.

and

IROBOT CORPORATION

Dated as of August 4, 2022

-i-

Annex A – Defined Terms

Exhibit A – Amended and Restated Certificate of Incorporation of the Surviving Corporation

-ii-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 4, 2022, is by and among Amazon.com, Inc., a Delaware corporation (“Parent”), Martin Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and iRobot Corporation, a Delaware corporation (the “Company”, with the Company and Merger Sub sometimes being hereinafter collectively referred to as the “Constituent Corporations”).

RECITALS

WHEREAS, the parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to and in accordance with the provisions of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the board of directors of Parent has unanimously approved and declared advisable this Agreement and the transactions contemplated hereby;

WHEREAS, the board of directors of Merger Sub has unanimously approved and declared advisable this Agreement in accordance with the DGCL and unanimously recommended that this Agreement be approved and adopted by the sole stockholder of Merger Sub;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously approved and declared advisable this Agreement in accordance with the DGCL and unanimously recommended that this Agreement be approved and adopted by the holders of shares of common stock, par value $0.01 per share, of the Company (the “Shares”); and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth certain conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of the DGCL. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue in its existence under the laws of the State of Delaware as the surviving corporation (in such capacity, the Company is sometimes hereinafter referred to as the “Surviving Corporation”) and, following the Merger, shall be a wholly owned Subsidiary of Parent. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.2 Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger (the “Closing”) shall take place by means of a virtual closing through electronic exchange of signatures at 9:00 a.m. (New York time) on the third Business Day (the “Closing Date”) following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement. For purposes of this Agreement, the term “Business Day” means any day ending at 11:59 p.m. (New York time) (other than a Saturday or Sunday) on which the Department of State of the State of Delaware and banks in the County of New York, New York are open for general business.

Section 1.3 Effective Time. As soon as practicable following, and on the date of, the Closing, the Company and Parent will cause the Merger to be consummated by filing all necessary documentation, including a Certificate of Merger (the “Certificate of Merger”), with the Secretary of State of the State of Delaware as provided in the relevant provisions of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (the “Effective Time”).

ARTICLE II

CERTIFICATE OF INCORPORATION AND BYLAWS

OF THE SURVIVING CORPORATION

Section 2.1 Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to be in the form set forth in Exhibit A to this Agreement, and as so amended shall be the certificate of incorporation of the Surviving Corporation (the “Charter”) until thereafter amended as provided therein or as provided by applicable Law.

Section 2.2 Bylaws of the Surviving Corporation. The parties hereto shall take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the “Bylaws”) (except that any references therein to Merger Sub or its date of incorporation, certificate of incorporation or registered agent and office in the State of Delaware shall instead refer to the Company, its date of incorporation, the Charter and its registered agent and office in the State of Delaware, respectively) until thereafter amended as provided therein or as provided by applicable Law.

ARTICLE III

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

Section 3.1 Directors of the Surviving Corporation. The parties hereto shall take all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be appointed as the only directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Charter and the Bylaws.

Section 3.2 Officers of the Surviving Corporation. The parties hereto shall take all actions necessary to cause the individuals specified by Parent prior to the Effective Time to be appointed as the only officers of the Surviving Corporation as of immediately following the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Charter and the Bylaws.

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK;

EXCHANGE OF SHARE CERTIFICATES

Section 4.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

(a) Merger Consideration. Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent or Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent and Shares owned by the Company or any direct or indirect wholly-owned Subsidiary of the Company, and in each case not held on behalf of third parties (the Shares referred to in clause (i), the “Cancelled Shares”) and (ii) Shares that are owned by stockholders of the Company who have validly demanded and not withdrawn appraisal rights in accordance with the applicable provisions of Section 262 of the DGCL prior to the Effective Time (the Shares referred to in clause (ii), the “Dissenting Shares”, and, together with the Cancelled Shares, the “Excluded Shares”)) shall be converted into the right to receive $61.00 per Share in cash, without interest (the “Merger Consideration”). At the Effective Time, all of the Shares converted into the right to receive the Merger Consideration pursuant to this Section 4.1(a) shall cease to be outstanding and shall cease to exist as of the Effective Time, and each certificate formerly representing any of the Shares (other than Excluded Shares) (each, a “Share Certificate”) and each book-entry account formerly representing any non-certificated Shares (other than Excluded Shares) (each, a “Book-Entry Share”) shall thereafter represent only the right to receive the Merger Consideration, without interest.

(b) Cancellation of Cancelled Shares. Each Cancelled Share shall, as a result of the Merger and without any action on the part of the holder of such Cancelled Share, cease to be outstanding, be cancelled without payment of any consideration therefor and cease to exist.

(c) Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 4.2 Exchange of Share Certificates and Book-Entry Shares.

(a) Appointment of Paying Agent. Prior to the Effective Time, Parent and Merger Sub shall appoint a bank or trust company reasonably acceptable to the Company to serve as the paying agent (the “Paying Agent”) and shall enter into an agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities with respect to this Agreement.

(b) Deposit of Merger Consideration. At or prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent, cash in U.S. Dollars sufficient to pay the aggregate Merger Consideration (other than in respect of Excluded Shares) under Section 4.1(a) (such cash being hereinafter referred to as the “Payment Fund”). The

Payment Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. Pending its disbursement in accordance with this Section 4.2, the Payment Fund shall be invested by the Paying Agent, if so directed by Parent or Merger Sub. Any such investment, if made, must be made in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion. Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Merger Consideration in accordance herewith. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Shares to receive the Merger Consideration as provided herein. Payments to holders in respect of Company Options, Company RSU Awards, Company PSU Awards and Company DSU Awards shall be paid through the Company’s or the Surviving Corporation’s applicable payroll procedures following the Effective Time at such time as such awards are payable.

(c) Procedures for Surrender.

(i) Promptly after the Effective Time (and in any event within five (5) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than Excluded Shares) (A) a notice advising such holders of the effectiveness of the Merger, (B) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or transfer of the Book-Entry Shares to the Paying Agent (including customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares), such materials to be in such form and have such other provisions as Parent desires with approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed) (the “Letter of Transmittal”), and (C) instructions for effecting the surrender of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or the Book-Entry Shares to the Paying Agent in exchange for payment of the aggregate Merger Consideration to which such holders are entitled pursuant to the terms of this Agreement.

(ii) Upon surrender to the Paying Agent of Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or Book-Entry Shares, together with, in the case of Share Certificates, the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent, and such other documents as may be reasonably required, the holder of such Share Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, and the Paying Agent shall be required to deliver to each such holder, the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) of cash that such holder has the right to receive pursuant to Section 4.1(a).

(iii) No interest will be paid or accrued on any amount payable upon surrender of any Shares.

(iv) In the event of a transfer of ownership of certificated Shares (other than Excluded Shares) that is not registered in the transfer records of the Company, the cash to be paid upon due surrender of the Share Certificates may be so paid to such transferee if the Share Certificates formerly representing such Shares are presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable, in each case, in form and substance reasonably satisfactory to the Paying Agent. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books of the Company.

(d) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

(e) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments of the Payment Fund) that remains unclaimed by, or otherwise undistributed to, the holders of Share Certificates and Book-Entry Shares by the one-year anniversary of the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or transfer of the Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, such Merger Consideration shall become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. For the purposes of this Agreement, the term “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

(f) Lost, Stolen or Destroyed Share Certificates. In the event any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond sufficient to indemnify Parent and the Surviving Corporation against any claim that may be made against Parent or the Surviving Corporation with respect to such Share Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Share Certificate cash in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) equal to the number of Shares (other than Excluded Shares) represented by such lost, stolen or destroyed Share Certificate multiplied by the Merger Consideration.

(g) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive the Merger Consideration and holders of such Dissenting Shares shall be entitled to only such rights as are granted to a holder of Dissenting Shares pursuant to Section 262 of the DGCL. If any such Person fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be treated as if they had never been Dissenting Shares and instead had been converted at the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent notice of any written demands for appraisal of Shares promptly after receipt by the Company, and shall give Parent the opportunity to devise and implement strategy for, and participate in, all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, schedule any meeting or make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

(h) Withholding Rights. Each of Parent, the Company, Merger Sub, the Surviving Corporation and the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable federal, state, local or foreign Tax Law. To the extent that amounts are so withheld and timely remitted by Parent, the Company, Merger Sub, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made, and none of Parent, the Company, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, shall be required to pay any additional amounts with respect to such deducted and withheld amounts.

Section 4.3 Treatment of Stock-Based Awards; ESPP.

(a) Treatment of Company Options. At the Effective Time, each outstanding option to purchase Shares (a “Company Option”) granted under the Stock Plans, whether vested or unvested, shall, automatically and without any action on the part of the holder thereof, fully vest and shall be cancelled and converted into the right to receive (without interest), as soon as reasonably practicable (but not more than thirty (30) calendar days) following the Effective Time, an amount in cash equal to the product of (i) the number of Shares subject to the Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share of such Company Option. Any Company Option that has an exercise price per Share that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

(b) Treatment of Outstanding Company Restricted Stock Unit Awards. At the Effective Time, each outstanding time-based restricted stock unit award (a “Company RSU Award”) granted under the Stock Plans, shall, automatically and without any required action on the part of the holder thereof, be converted into the right to receive an amount in cash equal to (i) the number of Shares subject to such Company RSU Award multiplied by (ii) the Merger Consideration (the product of (i) and (ii), the “RSU Payment”); provided that such RSU Payment (A) shall be subject to the same vesting and forfeiture provisions as were applicable to such Company RSU Award immediately prior to the Effective Time, (B) shall vest in installments over the remainder of the vesting schedule of such Company RSU Award based on the same percentage of the Company RSU Award that would have vested on each applicable vesting date, with each such installment to be paid as soon as reasonably practicable (but no more than thirty (30) calendar days) following such vesting date, and (C) shall be subject to forfeiture on the same terms and conditions as were applicable to such Company RSU Award. The Surviving Corporation shall, subject to Section 4.2(h), pay the RSU Payments through its payroll systems on the applicable payment date that occurs within thirty (30) calendar days following each applicable vesting date.

(c) Treatment of Company Performance Stock Unit Awards. At the Effective Time, each outstanding performance-based restricted stock unit award (a “Company PSU Award”) granted under the Stock Plans, shall, automatically and without any required action on the part of the holder thereof, be converted into the right to receive an amount in cash equal to (i) the number of Shares subject to such Company PSU Award based on (x) the actual level of achievement through the Effective Time for Company PSU Awards granted in the fiscal year ended January 2, 2021 and Fiscal Year 2021 or (y) the target level of achievement for Company PSU Awards granted in Fiscal Year 2022, as determined by the administrator of the applicable Stock Plan in good faith and in accordance with the terms of such Stock Plan, multiplied by (ii) the Merger Consideration (the product of (i) and (ii), the “PSU Payment”); provided that such PSU Payment (A) shall be subject to the same time-vesting and forfeiture provisions, but not performance-vesting provisions, as were applicable to such Company PSU Award immediately prior to the Effective Time, (B) shall vest in installments over the remainder of the vesting schedule of such Company PSU Award based on the same percentage of the Company PSU Award that would have vested on each applicable vesting date, with each such installment to be paid as soon as reasonably practicable (but no more than thirty (30) calendar days) following such vesting date, and (C) shall be subject to forfeiture on the same terms and conditions as were applicable to such Company PSU Award (other than with respect to any performance-vesting terms and conditions). The Surviving Corporation shall, subject to Section 4.2(h), pay the PSU Payments through its payroll systems on the applicable payment date that occurs within thirty (30) calendar days following each applicable vesting date.

(d) Treatment of Company Deferred Stock Unit Awards. At the Effective Time, each outstanding director deferred stock unit award (a “Company DSU Award”) granted under the Stock Plans, shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest), as soon as reasonably practicable (but not more than thirty (30) calendar days) following the Effective Time, an amount in cash equal to (i) the number of Shares subject to such Company DSU Award multiplied by (ii) the Merger Consideration.

(e) Employee Stock Purchase Plan. As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Company Board or a duly authorized committee thereof and, if appropriate, amending the terms of the Company’s 2017 Employee Stock Purchase Plan (the “ESPP”)) that may be necessary or required under the ESPP and applicable Laws to ensure that (A) except for the six-month offering period under the ESPP that commenced on May 15, 2022 (the “Final Offering”), no offering period shall be authorized or commenced on or after the date of this Agreement, (B) the Final Offering shall end on a date no later than the Business Day immediately preceding the Closing Date (the later of the date the Final Offering ends and the Business Day immediately preceding the Closing Date, the “ESPP Termination Date”), (C) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase Shares in accordance with the ESPP as of the end of the Final Offering, with any remaining contributions returned to the participant (without interest) as soon as administratively practicable thereafter, (D) the applicable purchase price for Shares shall not be decreased below the levels set forth in the ESPP as of the date of this Agreement and (E) the ESPP shall terminate in its entirety upon the ESPP Termination Date and no further rights shall be granted or exercised under the ESPP thereafter other than in accordance with the preceding clause (C).

(f) Nonqualified Deferred Compensation. With respect to any amount payable under this Section 4.3 that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the Stock Plans and the applicable award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

(g) Corporate Actions. At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions that are necessary to (i) effectuate the treatment of the Company Options, Company RSU Awards, Company PSU Awards, Company DSU Awards and the ESPP pursuant to Section 4.3(a), Section 4.3(b), Section 4.3(c), Section 4.3(d) and Section 4.3(e) and (ii) cause the Stock Plans to terminate at or prior to the Effective Time, subject to Parent’s obligations under this Section 4.3. The Company shall take all actions necessary to ensure that, from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Options, Company RSU Awards, Company PSU Awards or Company DSU Awards. As soon as reasonably practicable after the Effective Time (but no later than thirty (30) calendar days after the Effective Time), the Surviving Corporation shall, subject to Section 4.2(h), pay through its payroll systems the amounts due pursuant to Section 4.3(a) and Section 4.3(d).

Section 4.4 Adjustments to Prevent Dilution. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement to the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, the number of Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities, or a different class, by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization or other similar transaction, the Merger Consideration shall be equitably adjusted to provide the holders of Shares, Company Options, Company RSU Awards, Company PSU Awards and Company DSU Awards the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 4.4 shall be construed to permit the Company or any Subsidiary of the Company to take any action otherwise prohibited by the terms of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of the Company. Except as set forth (i) in the Company Reports filed by the Company with the SEC since the Applicable Date and publicly available prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) (it being understood that this clause (i) will not apply to the representations and warranties set forth in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d) and 5.1(f)) or (ii) in the correspondingly numbered sections or subsections of the disclosure schedule delivered to Parent and Merger Sub by the Company immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) (it being agreed that, except for the disclosures made in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d) and 5.1(f) of the Company Disclosure Schedule, disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to the extent (and only to the extent) that the relevance of such item is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub that:

(a) Organization, Good Standing and Qualification. The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or a similar concept) under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity (with respect to jurisdictions that recognize such concept or a similar concept) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date. The Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of the Company’s and its Subsidiaries’ certificate of incorporation and bylaws or comparable governing documents, each as amended to the date of this Agreement, and each as so disclosed is in full force and effect.

As used in this Agreement: (i) the term “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries, (ii) the term “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person; as used in this clause (ii), the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and (iii) the term “Material Adverse Effect” means any change, effect, event, occurrence or development that is materially adverse to the financial condition, assets, business or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that no change, effect, event, occurrence or development to the extent resulting from the following shall constitute or be taken into account in determining whether there is a Material Adverse Effect:

(A) changes in the economy or financial, debt, credit or securities markets or capital market conditions generally, including changes in interest or exchange rates, in the United States or any other country or region in the world in which the Company or any of its Subsidiaries conducts business;

(B) changes generally affecting the industries in which the Company and its Subsidiaries conduct business;

(C) changes or proposed changes in United States generally accepted accounting principles (“U.S. GAAP”) or other accounting standards or interpretations thereof or in any Law, or enforcement or interpretations thereof;

(D) changes in any political conditions, acts of war (whether or not declared, and including the current conflict between the Russian Federation and Ukraine), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing;

(E) any acts of God, including storms, earthquakes, tsunamis, tornados, hurricanes, weather conditions, natural disasters, epidemics, pandemics, or disease outbreaks (including, for the avoidance of doubt, SARS-CoV-2 and its disease known as COVID-19 and any evolutions or additional strains, variations or mutations thereof or any related or associated epidemics, pandemic or disease outbreaks (“COVID-19”) and any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization (“COVID-19 Measures”), in each case, in connection with or in response to COVID-19, or the effects thereof), or any escalation or worsening of any of the foregoing;

(F) a decline in the price or trading volume of the Shares on the NASDAQ Global Select Market (“NASDAQ”) or any other securities market or in the trading price of any other securities of the Company or any of its Subsidiaries or any change in the ratings or ratings outlook for the Company or any of its Subsidiaries; provided, that the exception in this clause (F) shall not prevent or otherwise affect a determination that any change, effect, event, occurrence or development underlying such decline, if not otherwise excluded hereby, has resulted in a Material Adverse Effect;

(G) any failure by the Company to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings, cash flow or cash position or other financial, accounting or operating measures or metrics (whether such projections, forecasts, estimates or predictions were made by the Company or independent third parties) for any period; provided, that the exception in this clause (G) shall not prevent or otherwise affect a determination that any change, effect, event, occurrence or development underlying such failure, if not otherwise excluded hereby, has resulted in a Material Adverse Effect;

(H) the effect of seasonal changes on the results of operations, business or financial condition of the Company;

(I) the announcement or existence of this Agreement or the Merger, including the impact thereof on relationships with employees, customers, suppliers and distributors or other Persons to the extent resulting from such announcement or existence; provided, that the exception in this clause (I) shall not apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.1(d) (Governmental Filings, No Violations) or to any other representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of this Agreement, the performance of a party’s obligations hereunder or the consummation of the transactions contemplated hereby;

(J) any Transaction Litigation or any demand or Action for appraisal or the fair value of any Shares pursuant to the DGCL in connection herewith; provided that the underlying facts or causes relating to such Transaction Litigation or demand or Action for appraisal or fair value may be considered in determining whether there has been a Material Adverse Effect; for purposes of this Agreement, the term “Transaction Litigation” means any claim, demand or Action (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any related transaction (including any such claim, demand or Action based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries); and

(K) the failure on the part of the Company to take any action as a result of the restrictions set forth on Section 6.1(b) if the Company in good faith seeks prior written approval from Parent for the Company to take such action, and Parent unreasonably denies such approval after the Company informed Parent in writing that it believed Parent’s withholding of its consent to be unreasonable;

provided, further, that the exceptions in clauses (A) through (E) and clause (H) will not apply to the extent such change, effect, event, occurrence or development has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, compared to other companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether or not there has been a Material Adverse Effect.

(b) Capital Structure.

(i) The authorized capital stock of the Company consists of 100,000,000 Shares and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Shares”). As of the close of business on August 3, 2022, 27,229,622 Shares were outstanding and no Preferred Shares were outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than Shares reserved for issuance under the Company’s 2005 Stock Option and Incentive Plan, 2015 Stock Option and Incentive Plan and 2018 Stock Option and Incentive Plan and Non-Employee Directors’ Deferred Compensation Program, in each case, as amended from time to time (together, the “Stock Plans”), and the ESPP, the Company has no Shares or Preferred Shares reserved for issuance. As of the close of business on August 3, 2022, (i) 1,548,281 Shares were reserved and available for issuance in the aggregate pursuant to the Stock Plans, (ii) 452,345 Shares were reserved and available for issuance pursuant to the ESPP, (iii) 86,157 Shares were underlying outstanding Company Options granted under the Stock Plans, (iv) 1,105,713 Shares were underlying outstanding Company RSU Awards granted under the Stock Plans, (v) 395,166 Shares were underlying outstanding Company PSU Awards granted under the Stock Plans, based on target level achievement, and (vi) 6,314 Shares were underlying outstanding Company DSU Awards granted under the Stock Plans. The Company does not have any restricted stock awards that remain subject to vesting. All of the outstanding shares of capital stock or other voting securities of each of the Company’s Subsidiaries are owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Lien, other than transfer restrictions imposed by any applicable Law. Except as set forth in the fourth sentence of this Section 5.1(b)(i) and except for securities issued after the date of this Agreement in compliance with Section 6.1(b), there are no other outstanding shares of capital stock of, or other equity or voting interests in, the Company, and there are no preemptive or similar rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, securities, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell to any Person any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person (other than the Company or one or more of its wholly owned Subsidiaries) a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries. Since the close of business on August 3, 2022 through the date hereof, no Shares have been issued, except pursuant to the exercise of Company Options or settlement of Company RSU Awards, Company PSU Awards or Company DSU Awards, in each case, outstanding on or prior to the close of business on August 3, 2022. The Company does not have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Neither the Company nor any of its Subsidiaries is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding with a third party relating to any voting or equity interests in the Company or any of its Subsidiaries or any other agreement with a third party relating to the disposition, voting or dividends with respect to any voting or equity interests in the Company or any of its Subsidiaries. No Subsidiary of the Company owns any Shares.

(ii) Section 5.1(b)(ii) of the Company Disclosure Schedule contains a correct and complete list, as of the close of business on August 3, 2022, of all outstanding Company Options, Company RSU Awards, Company PSU Awards and Company DSU Awards granted under the Stock Plans, including with respect to each such award: (i) the name of the holder thereof; (ii) the number of Shares subject to such award; (iii) the grant or issuance date; (iv) any applicable vesting schedule (including each vesting date, the amount that vests on each vesting date and any event that would accelerate such vesting date); and (v) with respect to each Company Option, (A) the exercise price and (B) the expiration date. Since August 3, 2022 and through the date of this Agreement, no Company Options, Company RSU Awards, Company PSU Awards or Company DSU Awards have been granted or awarded.

(iii) Section 5.1(b)(iii) of the Company Disclosure Schedule sets forth (A) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, together with the jurisdiction of incorporation or formation of each such Subsidiary and the ownership interest of any other Person or Persons in each such Subsidiary, and (B) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any Person other than the Company or its Subsidiaries, together with the jurisdiction of incorporation or formation of each such Person. As of the date of this Agreement, the Company does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act” and any applicable antitrust, competition or merger control Laws promulgated by any Governmental Authority, together with the HSR Act, “Antitrust Laws”), in connection with the transactions contemplated by this Agreement.

(c) Corporate Authority; Approval and Fairness.

(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, subject only to approval and adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Requisite Stockholder Vote”). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

(ii) The Company Board has (A) unanimously approved and declared advisable this Agreement and resolved to recommend that this Agreement be approved and adopted by the holders of Shares (the “Company Recommendation”), (B) directed that this Agreement be submitted to the holders of Shares for their approval and (C) received the opinion of the Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the various qualifications, assumptions, limitations and other matters considered in the preparation thereof as set forth therein, the Merger Consideration to be received pursuant to and in accordance with the terms of this Agreement by the holders of Shares (other than Parent or any Affiliate of Parent) is fair, from a financial point of view, to such holders.

(d) Governmental Filings; No Violations.

(i) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any (A) federal, state, local, municipal, foreign or other government; (B) governmental, quasi-governmental, supranational or regulatory authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body and any court or other tribunal); or (C) self-regulatory organization (including NASDAQ) (each, a “Governmental Authority”) other than (1) the filing of the Certificate of Merger with the Delaware Secretary of State, (2) compliance with any applicable requirements of the HSR Act, (3) compliance with any applicable requirements of Antitrust Laws, (4) compliance with any applicable Laws, including any state, national or multi-jurisdictional Laws, that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in domestic equities, securities, entities, assets, land or interests (“Foreign Investment Laws”), (5) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (6) compliance with any applicable rules of NASDAQ and (7) where failure to obtain such authorization or take any such action would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date.

(ii) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (B) assuming compliance with the matters referred to in Section 5.1(d)(i), conflict with or result in a violation or breach of any applicable Law, (C) assuming compliance with the matters referred to in Section 5.1(d)(i), require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, modification, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under (1) any Material Contract binding upon the Company or any of its Subsidiaries or to which any of their respective properties, rights or other assets are subject, or (2) any Company Permit governing the operation of the business of the Company or any of its Subsidiaries or (D) result in the creation or imposition of any mortgage, lien, license, covenant not to sue, pledge, charge, security interest, deed of trust, right of first refusal, easement or similar encumbrance in respect of such property or asset, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset (each a “Lien”) on any property or asset of the Company or any of its Subsidiaries (in each case, other than Permitted Liens), except in the case of clauses (B), (C) and (D) above, any such violation, breach, conflict, default, right, termination, modification, acceleration, cancellation, loss or Lien that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date.

(e) Company Reports; Financial Statements; Internal Controls.

(i) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), since December 28, 2019 (the “Applicable Date”) (the forms, statements, certifications, reports and documents filed or furnished to the SEC since the Applicable Date and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished (and, if amended, as of the date of such amendment), complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (and, if amended, as of the date of such amendment, and, in the case of the Proxy Statement, at the date of mailing to stockholders of the Company and at the time of the Company Stockholders Meeting), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii) The Company is in compliance in all material respects with the applicable listing and other requirements of NASDAQ.

(iii) The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e), as applicable, under the Exchange Act) as required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules of the SEC. The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act) reasonably designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and each such deficiency, weakness or fraud so disclosed, if any, has been disclosed to Parent in writing prior to the date of this Agreement. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” have the meanings assigned to such terms in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(iv) The consolidated financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present, or, in the case of consolidated financial statements included in or incorporated by reference into Company Reports filed after the date of this Agreement, will fairly present, in each case, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and their consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the respective periods set forth therein (subject, in the case of unaudited statements, to notes (none of which, if presented, would materially differ from those in the audited financial statements) and normal, recurring year-end audit adjustments), in each case in conformity with U.S. GAAP applied on a consistent basis during the periods involved, except as may be noted therein or in the notes thereto.

(v) The books of account of the Company and its Subsidiaries have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company and its Subsidiaries have been properly recorded therein in all material respects. The corporate records and minute books of the Company and each of its Subsidiaries have been maintained in accordance with all applicable Laws in all material respects, and such corporate records and minute books are complete and accurate in all material respects, including the fact that the minute books contain the minutes of all meetings of the boards of directors, committees of the board and the stockholders and all resolutions passed by the boards of directors, committees of the boards and the stockholders, except that minutes of certain meetings of the Company Board or committees thereof held since May 26, 2022 have not been finalized as of the date of this Agreement.

(f) Absence of Certain Changes. From and after January 1, 2022 through the date of this Agreement, (i) the Company and its Subsidiaries have, except in connection with this Agreement and the transactions contemplated hereby, conducted their businesses in all material respects in the ordinary course of business and there has not been any action taken by the Company or its Subsidiaries that would have required the consent of Parent pursuant to Sections 6.1(b)(ii), 6.1(b)(iii), 6.1(b)(iv), 6.1(b)(v), 6.1(b)(vi), 6.1(b)(viii), 6.1(b)(x), 6.1(b)(xi), 6.1(b)(xii), 6.1(b)(xiii), 6.1(b)(xv), 6.1(b)(xvi) or 6.1(b)(xviii) (solely as it relates to the foregoing clauses) if such action had been taken after the date of this Agreement; and (ii) there has not been any change, effect, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) Litigation and Liabilities.

(i) Since January 1, 2019, there have been no pending or, to the Knowledge of the Company, threatened, civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings (each, an “Action”) before any Governmental Authority to which the Company or any of its Subsidiaries is a party or any Action by any Governmental Authority against or involving the Company or its Subsidiaries, in each case that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date. None of the Company or any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority, except for those that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date.

(ii) There are no obligations or liabilities of the Company or any of its Subsidiaries (whether accrued, contingent or otherwise), other than:

(A) obligations or liabilities to the extent specifically and adequately disclosed, reflected or reserved against in the consolidated balance sheet of the Company for the quarterly period ended April 2, 2022 (or any notes thereto);

(B) obligations or liabilities arising in connection with the transactions contemplated by this Agreement;

(C) obligations or liabilities incurred in the ordinary course of business since April 2, 2022 (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement, violation of Law, or that relates to any pending lawsuit);

(D) obligations or liabilities arising from any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (other than any purchase orders, invoices or similar instruments) (each, a “Contract”) entered into in the ordinary course of business and binding upon the Company or any of its Subsidiaries or to which any of their respective properties, rights or other assets are subject (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law); or

(E) obligations or liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

As used in this Agreement, the term “Knowledge” means, when used with respect to the Company, the actual knowledge, after due inquiry, of the persons listed in Section 5.1(g)(ii) of the Company Disclosure Schedule.

(h) Employee Benefits.

(i) Section 5.1(h)(i) of the Company Disclosure Schedule sets forth an accurate and complete list, as of the date of this Agreement, of all material Benefit Plans. For purposes of this Agreement, “Benefit Plans” means all benefit and compensation plans, Contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the “Employees”) and current or former directors of the Company or pursuant to which the Company or its Subsidiaries may have any liability, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Stock Plans, and all other employment, consulting (to the extent related to a natural person), retirement, termination or change in control agreements, supplemental retirement, profit sharing, deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock-based incentive, bonus, insurance, medical, welfare, fringe or other plans, Contracts, policies or arrangements providing for benefits or remuneration of any kind, whether or not written and whether or not material. True and complete copies of all Benefit Plans listed in Section 5.1(h)(i) of the Company Disclosure Schedule, all material amendments and any related trust agreement or other funding instrument thereto have been provided or made available to Parent prior to the date of this Agreement.

(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Benefit Plans, other than (A) “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”) and (B) Benefit Plans maintained outside of the United States primarily for the benefit of Employees working outside of the United States (the “Non-U.S. Benefit Plans”) (such remaining Benefit Plans, collectively, “U.S. Benefit Plans”), are, and have been operated, in substantial compliance with ERISA, the Code and other applicable Laws. Each Benefit Plan that is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service (the “IRS”) or has applied to the IRS for such favorable determination or opinion letter within the applicable remedial amendment period under Section 401(b) of the Code, and, to the Knowledge of the Company, there are no circumstances likely to result in the loss of the qualification of such plan under Section 401(a) of the Code.

(iii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has (A) engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, would reasonably be expected to subject the Company or any Subsidiary to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, or (B) incurred or reasonably expects to incur a Tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA or any liability under Section 4071 of ERISA.

(iv) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) all contributions or other amounts payable by the Company or any Subsidiary with respect to each U.S. Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with U.S. GAAP on the Company Reports, and (B) there are no pending or, to the Knowledge of the Company, threatened claims (other than routine claims for benefits) or proceedings by a Governmental Authority by, on behalf of or against any Benefit Plan or any trust related thereto.

(v) Neither the Company nor any ERISA Affiliate has in the last six years (A) maintained, sponsored, contributed to, or had any obligation or been required to contribute to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, or (B) maintained, established, participated in or contributed to, or been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any Multiemployer Plan. No Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). For purposes of this Agreement, “ERISA Affiliate” means any entity which is considered one employer with the Company under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

(vi) Neither the Company nor any of its Subsidiaries has any obligations for retiree or post-employment health and life benefits under any ERISA Plan or collective bargaining agreement, other than coverage mandated by applicable Law or continued health and life benefits coverage following a termination of employment for a period not to exceed eighteen (18) months.

(vii) Neither the execution of this Agreement, stockholder or other approval of this Agreement nor the consummation of the transactions contemplated hereby would, whether alone or in combination with another event, except as required by Law, (A) entitle any employee, director or officer of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (B) accelerate the time of payment or vesting or result in any material payment or funding (through a grantor trust or otherwise) of compensation or benefits under, materially increase the amount payable to any employee, director or officer under or result in any other material obligation pursuant to, any of the Benefit Plans, (C) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Parent and its Subsidiaries to merge, amend or terminate any of the Benefit Plans or (D) result in payments under any of the Benefit Plans that would not be deductible under Section 280G of the Code.

(viii) Neither the Company nor any Subsidiary has any obligation to provide, and no Benefit Plan or other agreement provides any individual with the right to, a gross-up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code. The Company has made available to Parent preliminary copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated by this Agreement.

(ix) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) all Non-U.S. Benefit Plans comply in all respects with applicable Law, (B) all liabilities of the Company and its Subsidiaries with respect to any such Non-U.S. Benefit Plans are funded to the extent required by applicable Law or the plan terms or have been accrued to the extent required by U.S. GAAP or other applicable accounting rules, and (C) there is no pending or, to the Knowledge of the Company, threatened litigation relating to Non-U.S. Benefit Plans.

(x) The Company has provided Parent, on or prior to the date of this Agreement, with an anonymized employee census covering each employee of the Company and its Subsidiaries, which sets forth to the extent permissible under applicable Law: each employee’s employee identification number, annual base salary, and target annual cash bonus, in each case as of the date of this Agreement (the “Employee Census”). The Company has also provided Parent, on or prior to the date of this Agreement, the Company’s long-term incentive guidelines as of the date of this Agreement.

(xi) Except as is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Company Option, Company RSU Award, Company PSU Award and Company DSU Award (A) was granted in compliance with all applicable Laws and all of the terms and conditions of the Stock Plans, (B) in the case of Company Options, has an exercise price per Share equal to or greater than the fair market value of a Share on the date of such grant, and (C) qualifies for the Tax and accounting treatment afforded to such Company Option, Company RSU Award, Company PSU Award or Company DSU Award, as applicable, in the Company’s Tax Returns and the Company Reports, respectively.

(i) Compliance with Laws; Company Permits.

(i) Compliance with Laws. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) since January 1, 2019, the businesses of each of the Company and its Subsidiaries have been, and are being, conducted in compliance with all applicable federal, state, local, territorial, provincial, municipal, regional, foreign or supranational laws, statutes, codes, treaties and ordinances, common law, and any rules, regulations, standards, judgments, orders, writs, injunctions, decrees, arbitration awards and agency requirements of any Governmental Authority (collectively, “Laws”), (B) no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened and (C) as of the date of this Agreement, the Company has not received any written notice or written communication or, to the Knowledge of the Company, oral notice or other communication, from any Governmental Authority of any noncompliance with any Laws that has not been cured as of the date of this Agreement.

(ii) Permits. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and its Subsidiaries hold, and at all times since January 1, 2019 have held, all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders (including all product certifications) issued or granted by any Governmental Authority or other Person responsible for issuing such permit, certification, approval, registration, consent, authorization, franchise, variance, exemption or order (the “Company Permits”) necessary for the Company and its Subsidiaries to own, lease and operate their properties or other assets and to conduct their businesses in the manner in which they conduct them, (B) all such Company Permits are valid and in full force and effect, (C) the Company and its Subsidiaries are in compliance with such Company Permits and (D) there is no pending or, to the Knowledge of the Company, threatened any administrative or judicial proceeding that would reasonably be expected to result in any suspension, adverse modification, revocation or cancellation of any of the Company Permits.

(j) Material Contracts.

(i) Except (i) for any Benefit Plan, (ii) as filed as exhibits to a Company Report, (iii) for this Agreement and the other agreements entered into between the Company and Parent in connection with the transactions contemplated hereby and (iv) as set forth in Section 5.1(j)(i) of the Company Disclosure Schedule, which contains a true, correct and complete list as of the date hereof of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is party to or bound by any Contract (a Contract described by clauses (A) through (T) of this Section 5.1(j)(i), including Contracts and all amendments and modifications thereto filed as exhibits to the Company Reports, being hereinafter referred to as a “Material Contract”):

(A) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(B) that contains any non-compete or exclusivity provision that restricts the ability of the Company or any of its Subsidiaries to compete with respect to any geographic area (or would so restrict, on its face, following the consummation of the Merger, the Surviving Corporation or any of its Affiliates);

(C) that provides for the Company or any of its Affiliates to obtain a service, product, product line, operations or line of business from any Person (including any of the Top Suppliers) that involved annual payments or consideration in the fiscal year ended January 1, 2022 (“Fiscal Year 2021”) (or which is expected to involve annual payments or consideration in the fiscal years ending December 31, 2022 (“Fiscal Year 2022”) or December 30, 2023 (“Fiscal Year 2023”)) in excess of $10,000,000, or that contains any minimum purchase commitments in excess of $10,000,000 annually;

(D) with a third-party manufacturer or supplier for the manufacture and/or supply of materials or products in the supply chain for the Company Products that involves annual payments or consideration in Fiscal Year 2021 (or which is expected to involve annual payments or consideration in Fiscal Year 2022 or Fiscal Year 2023) in excess of $10,000,000;

(E) with a third-party retailer or distributor for the sale of the Company Products (including any of the Top Distributors) that involves annual payments or consideration in Fiscal Year 2021 (or which is expected to involve annual payments or consideration in Fiscal Year 2022 or Fiscal Year 2023) in excess of $15,000,000;

(F) that contains covenants expressly limiting in any material respect the ability of the Company or any of its Subsidiaries to sell, transfer, pledge or otherwise dispose of any material assets (including any restrictions on the transfer of any Intellectual Property Rights) or businesses of the Company or any of its Subsidiaries;

(G) that contains any standstill, “most favored nation” or most favored customer provision or rights of first or last offer, negotiation or refusal, in each case, to which the Company or any of its Affiliates is subject (or that would so subject the Surviving Corporation or any of its Affiliates following the consummation of the Merger);

(H) that provides for or relates to a partnership, joint venture, collaboration or similar material arrangement (in each case, other than with respect to wholly owned Subsidiaries of the Company);

(I) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for or guaranteeing indebtedness of any Person in excess of $3,000,000 (other than surety or performance bonds, letters of credit or similar agreements entered into in the ordinary course of business consistent with past practice in each case to the extent not drawn upon), except for any Contract solely among or between the Company and any of its wholly owned Subsidiaries;

(J) that includes an uncapped indemnification obligation (other than indemnification obligations for ordinary course products liabilities or confidentiality obligations), a guarantee of the performance or payment of a third party, or any “earnout” or other contingent or deferred obligation payable, in each case by the Company or any of its Subsidiaries;

(K) that is a Material Real Property Lease;

(L) (1) pursuant to which a third party has granted to the Company or any of its Subsidiaries a license, covenant not to sue or other right to any Intellectual Property Rights (other than any (a) non-exclusive retail shrink-wrap or click-wrap license for off-the-shelf software that is generally available on a commercial basis, (b) Open Source Licenses, (c) agreements where any non-exclusive license of any Intellectual Property Rights is incidental to such agreement, such as non-exclusive licenses to use feedback and suggestions and non-exclusive licenses authorizing the use of brand materials for marketing purposes, (d) employee or contractor agreements entered into in the ordinary course of business pursuant to the Company’s or its Subsidiaries’ standard form of such agreement, and (e) nondisclosure agreements entered into in the ordinary course of business), including any Intellectual Property Rights included or embodied in any Company Product or any Contract providing for the payment of royalties to any third party, (2) pursuant to which the Company or any of its Subsidiaries has granted a third party a license, covenant not to sue, or other right to any Owned Intellectual Property (other than any (a) non-exclusive licenses granted pursuant to end-user customer agreements and contractors agreements entered into in the ordinary course of business, (b) agreements where any non-exclusive license of any Intellectual Property Rights is incidental to such agreement, such as non-exclusive licenses to use feedback and suggestions and non-exclusive licenses authorizing the use of brand materials for marketing purposes, and (c) nondisclosure agreements entered into in the ordinary course of business), (3) pursuant to which any Intellectual Property Right is or has been developed by or for the Company or any of its Subsidiaries, assigned to the Company or any of its Subsidiaries by any other Person, or assigned by the Company or and of its Subsidiaries to any other Person (other than any agreements signed by employees and contractors assigning to the Company or any of its Subsidiaries any Intellectual Property Rights made by such employee, in each case entered into in the ordinary course of business) or (4) which grants or conveys (or purports to grant or convey) any right with respect to Intellectual Property Rights of Parent or any of its Affiliates (other than Company or any of its Subsidiaries), in each of cases (1)–(4), including any Contract under which the rights granted are exclusive or sublicensable ((1), (2), (3) and (4) collectively, “Company IP Agreements”);

(M) with a Governmental Authority (other than Company Permits);

(N) that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $1,000,000 (other than the Stock Plans or agreements entered pursuant thereto);

(O) that is a pricing protection plan or that would (or would purport to) restrict or impose conditions on third-party pricing;

(P) that relates to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Company or any of its Subsidiaries of assets or businesses with a fair market value in excess of $500,000;

(Q) that relates to sale promotion, market research, marketing, or advertising Contracts and involves expenditures in excess of $3,000,000 per annum;

(R) that relates to interest rate, currency, or commodity derivatives or hedging transactions;

(S) that relate to Contracts, transactions, indebtedness or other arrangements between the Company or any Subsidiary, on the one hand, and any of the directors or officers of the Company and Subsidiaries, on the other hand (other than compensation payable to officers and directors and employee expense reimbursement obligations and except to the extent not required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act); or

(T) that is not covered by clauses (A) through (S) and involved in Fiscal Year 2021 or is expected to involve in Fiscal Year 2022 or Fiscal Year 2023 the payment by or to the Company or any of its Subsidiaries of more than $15,000,000 in the aggregate.

(ii) The Company has made available to Parent prior to the date of this Agreement, accurate and complete copies of all Material Contracts required to be identified in Section 5.1(j)(i) of the Company Disclosure Schedule, including all amendments thereto, as in effect as of the date of this Agreement.

(iii) Except for expirations of Material Contracts in the ordinary course of business and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Material Contract is a valid and binding agreement of the Company or any of its Subsidiaries party thereto, enforceable against the Company or any of its Subsidiaries in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to rules of Law governing specific performance, injunctive relief and other equitable remedies, and the Company or any of its Subsidiaries (to the extent it is a party thereto or bound thereby) and, to the Knowledge of the Company, each other party thereto has performed in all material respects all obligations required to be performed by it under each Material Contract. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries, and, to the Knowledge of the Company, no other party thereto, is (or, with or without notice or lapse of time or both would be) in default or breach in any material respect under the terms of any such Material Contract and, to the Knowledge of the Company, no event has occurred that (with or without notice or lapse of time or both) will, or would reasonably be expected to, (A) constitute such a violation or breach, (B) give any Person the right to accelerate the maturity or performance of any Material Contract or (C) give any Person the right to cancel, terminate or modify in a manner adverse to the Company or its Subsidiaries any Material Contract.

(iv) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 2, 2021 through the date of this Agreement, neither the Company nor any of its Subsidiaries has received in writing (or, to the Knowledge of the Company, by oral communication) any notice of any violation or breach of, default under or intention to cancel, terminate, adversely modify or not renew, any Material Contract.

(k) Distributors and Suppliers. Section 5.1(k) of the Company Disclosure Schedule sets forth accurate and complete lists, with respect to the fiscal years ended January 1, 2022, January 2, 2021 and December 28, 2019, of each of the top twenty (20) (i) distributors or customers (the “Top Distributors”) who purchase products and services directly from the Company or its Subsidiaries and (ii) suppliers (the “Top Suppliers”) for the Company or any of its Subsidiaries, in each of clauses (i) and (ii), during each such period, based on amounts paid or payable to such distributor, customer or supplier, as applicable, in each such period. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement, none of the Company or any of its Subsidiaries (i) has any outstanding dispute with any Top Distributor or Top Supplier or (ii) has, since December 28, 2019, received any written notice, or, to the Knowledge of the Company, oral notice or other communication from any Top Distributor or Top Supplier that such distributor, customer or supplier, as applicable, shall not continue, or does not expect to continue, as a distributor, customer or supplier, as applicable, of the Company or any of its Subsidiaries, as applicable, or that such distributor, customer or supplier, as applicable, intends to materially reduce the scale of the business conducted with the Company or any of its Subsidiaries.

(l) Real Property.

(i) Leased Real Property. Set forth in Section 5.1(l)(i) of the Company Disclosure Schedule is an accurate and complete list of all Material Real Property Leases relating to the Leased Real Property. Each of the Material Real Property Leases relating to the Leased Real Property is valid, binding and enforceable in accordance with its terms and is in full force and effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or its applicable Subsidiary has a valid leasehold interest in such Leased Real Property relating to the Real Property Leases, free and clear of all Liens, except Permitted Liens. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) there exists no default or event of default (or any event that with notice or lapse of time or both would become a default) on the part of the Company or any of its Subsidiaries (as applicable), or, to the Knowledge of the Company, any other party, under any Real Property Lease; (B) the Company or its applicable Subsidiary has not (1) subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof or (2) collaterally assigned or granted any other security interests in any Real Property Lease or any interest therein; and (C) there are no Liens on the estate or interests created by any such Real Property Lease, except Permitted Liens.

(ii) Owned Real Property. Neither the Company nor any of its Subsidiaries currently owns, or has since January 1, 2019 owned, any land, buildings or other real property.

(iii) For purposes of this Agreement:

(A) “Leased Real Property” shall mean the leasehold or subleasehold interests and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries under the Real Property Leases.

(B) “Material Real Property Leases” shall mean each Real Property Lease requiring an annual payment in excess of $300,000.

(C) “Permitted Liens” shall mean: (1) liens or deposits for current Taxes that are not yet due or delinquent or are being contested in good faith by appropriate proceedings or for which adequate reserves have been established in accordance with U.S. GAAP prior to the date of this Agreement; (2) statutory liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, workers’, materialmen’s or repairmen’s liens or other like Liens arising or incurred in the ordinary course of business; (3) with respect to the Leased Real Property, zoning restrictions, minor title defects or irregularities and other restrictions that do not, individually or in the aggregate, materially impair the use, occupancy or value of such Leased Real Property; (4) as to any Leased Real Property, any Lien affecting solely the interest of the landlord thereunder and not the interest of the tenant thereunder, which does not materially impair the use, occupancy or value of such Leased Real Property; (5) pledges or deposits under worker’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure or appeal bonds to which such entity is a party, in each case incurred or made in the ordinary course of business; (6) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business; and (7) Liens to the extent disclosed or reflected on the consolidated balance sheet of the Company for the quarterly period ended April 2, 2022 (or any notes thereto).

(D) “Real Property Leases” shall mean the leases, subleases, ground leases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property.

(iv) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any applicable Subsidiary has received written notice, or, to the Knowledge of the Company, oral notice or other communication of or has an expropriation or condemnation proceeding pending or, to the Knowledge of the Company, threatened or proposed against any Leased Real Property.

(v) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has not received any written notice, or, to the Knowledge of the Company, oral notice or other communication that its present or contemplated use of the Leased Real Property is not in conformity with all applicable Laws, rules, regulations and ordinances, including all applicable zoning Laws, ordinances and regulations and with all registered deeds, restrictions of record or other agreements affecting such Leased Real Property. No damage or destruction has occurred with respect to any of the Leased Real Property that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 5.2(g) and other than Section 203 of the DGCL, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s certificate of incorporation or bylaws is applicable to the Company, Parent, Merger Sub, the Shares, this Agreement, the Merger or the other transactions contemplated by this Agreement. There is no shareholder rights plan or “poison pill” anti-takeover plan in effect to which the Company or any of its Subsidiaries is subject, party to or otherwise bound. Prior to the date of this Agreement, the Company Board has taken all action necessary, assuming the accuracy of the representations and warranties in Section 5.2(g), to ensure neither Parent nor Merger Sub will be an “interested stockholder” or prohibited from entering into consummating a “business combination” with the Company under Section 203 of the DGCL as a result of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

(n) Environmental Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each of the Company and its Subsidiaries is, and has at all times since January 1, 2019 been, in compliance with all applicable Environmental Laws and no capital expenditures are necessary for the Company and its Subsidiaries to remain in such compliance; (ii) no real property currently or formerly owned or operated by the Company or any of its Subsidiaries has been contaminated with any Hazardous Substances under circumstances that would reasonably be expected to require remediation or other action by the Company or any of its Subsidiaries pursuant to any Environmental Law; (iii) neither the Company nor any of its Subsidiaries is subject to liability relating to any disposal or contamination involving Hazardous Substances affecting any property or natural resources or any exposure of any Person to Hazardous Substances; (iv) neither the Company nor any of its Subsidiaries has received any written claims, notices or demand letters alleging any liability relating to any Environmental Law; (v) neither the Company nor any Subsidiary is subject to any order, decree, injunction or other binding agreement with any Governmental Authority or any indemnity or other contractual agreement with any third party providing for or requiring it to assume or incur any liability or obligations under any Environmental Law; (vi) the Company has made available to Parent all environmental reports, assessments and audits, in each case relating to the past or current operations or properties of the Company or any entity that manufactures or has manufactured the Company Products and that are possessed by the Company; and (vii) no Conflict Minerals are necessary to the functionality or production of, or are used in the production of, any Company Product or any product currently proposed to be manufactured by or on behalf of the Company or any of its Subsidiaries in the future. As used in this Agreement, (i) the term “Environmental Law” means any Law relating to the protection of the environment or human health and safety as it relates to exposure to any Hazardous Substance and (ii) the term “Hazardous Substance” means any material that is listed, regulated, classified or defined under any Environmental Law due to a potential for harm or contamination including any petroleum compounds, asbestos, lead, mold, or polychlorinated biphenyls and (iii) the term “Conflict Minerals” means (a) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives that originates in the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo and (b) any other mineral or its derivatives, the exploitation and trade of which is determined by the Secretary of State of the United States to be financing conflict in the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo.

(o) Taxes. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) The Company and each of its Subsidiaries (1) have duly and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are true, correct and complete and (2) have paid all income and all other Taxes that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or other third party, except, in each case, for Taxes that are being contested in good faith in appropriate proceedings or for which adequate reserves have been established in accordance with U.S. GAAP in the financial statements included in the Company Reports filed prior to the date of this Agreement.

(ii) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations with respect to any income or any other Tax Return or extension of time with respect to a Tax assessment or deficiency, in each case, that is currently effective, and there has been no request by a Governmental Authority to execute such a waiver or extension.

(iii) There are no Tax Liens upon any property or assets of the Company or any of its Subsidiaries except Permitted Liens. No deficiency for any amount of Taxes has been proposed or asserted in writing or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unpaid or unresolved. As of the date of this Agreement, there are no pending or threatened in writing any audits, suits, claims, examinations, investigations, proceedings or other administrative or judicial proceedings in respect of Taxes or Tax matters. Within the past six (6) years, no written claim has been received by the Company or any of its Subsidiaries from a Governmental Authority in a jurisdiction in which neither the Company nor any of its Subsidiaries files income or franchise Tax Returns that the Company or any of its Subsidiaries are or may be subject to income or franchise taxation by, or required to file any income or franchise Tax Return in, that jurisdiction.

(iv) Neither the Company nor any of its Subsidiaries is or will be required to include any material amount in taxable income for any Tax period ending after the Closing Date or in any Tax Return not yet filed as a result of any (1) change in a method of accounting pursuant to Section 481 of the Code (or any analogous provision under state or foreign Tax Laws) made prior to the date of this Agreement, (2) installment sale made prior to the date of this Agreement, or (3) election under Section 108(i) of the Code made prior to the date of this Agreement, in each case, other than to the extent reflected or reserved against in the Company Reports filed prior to the date of this Agreement.

(v) Neither the Company nor any of its Subsidiaries (1) has any liability for Taxes of any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law; (2) has transferee or successor liability for the unpaid Taxes of any other Persons (other than the Company or any of its Subsidiaries) by operation of applicable Law; or (3) is a party to any Tax sharing agreement other than any (i) agreement or arrangement solely among the Company and its Affiliates or (ii) gross-up and indemnification provisions in credit agreements, derivatives, leases, supply agreements or other commercial agreements, each of which was entered into in the ordinary course of business and the primary purposes of which is unrelated to Taxes. In the last two years, neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a transaction intended to qualify under Section 355 of the Code. There are no closing agreements, gain recognition agreements, private letter rulings, technical advance memoranda or similar agreements or rulings that have been entered into or issued by any Tax authority with respect to the Company or any of its Subsidiaries that will be binding on the Company or any of its Subsidiaries with respect to any taxable period beginning on or after the Closing Date.

(vi) Within the past six (6) years, neither the Company nor any of its Subsidiaries has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a United States consolidated federal income Tax Return (other than an affiliated group the common parent of which is or was the Company or any of its Subsidiaries).

(vii) Within the past six (6) years, neither the Company nor any of its Subsidiaries has “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(viii) Neither the Company nor any of its Subsidiaries is, or has been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes”) includes all federal, state, local and foreign income, windfall or other profits, franchise, gross receipts, customs duty, capital stock, severances, stamp, transfer, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, escheat, unclaimed property, occupancy and other taxes, duties or assessments of any nature whatsoever imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

(p) Labor Matters.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union, works council or similar organization, and, as of the date of this Agreement, to the Knowledge of the Company, there are no material activities or proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any employees of the Company or any of its Subsidiaries. To the Knowledge of the Company, as of the date of this Agreement, no work stoppage or labor strike against the Company or any of its Subsidiaries by employees is pending or threatened, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) each of the Company and its Subsidiaries is, and has at all times since January 1, 2019 been, in compliance with all applicable Laws respecting labor, employment, fair employment practices (including equal employment opportunity Laws), terms and conditions of employment, workers’ compensation, occupational safety and health, and wages and hours and (B) none of the Company or any of its Subsidiaries is liable for any payment that is past due to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees of the Company or any of its Subsidiaries (other than payments to be made in the ordinary course of business).

(iii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) none of the Company or any of its Subsidiaries is subject to, is a party to or has been threatened in writing with any action, proceeding, dispute, grievance, arbitration or investigation before any Governmental Authority, charge or lawsuit relating to labor or employment matters involving any current or former employees of the Company or any of its Subsidiaries, including matters involving labor, employment, fair employment practices (including equal employment opportunity Laws), terms and conditions of employment, occupational safety and health, affirmative action, employee privacy, plant closings, and wages and hours and (B) as of the date of this Agreement, none of the Company or any of its Subsidiaries has received written notice, or, to the Knowledge of the Company, oral notice of any controversy pending or threatened between the Company or any of its Subsidiaries and any of their respective current or former employees or consultants, which controversy has resulted or would reasonably be likely to result in an action, proceeding, dispute, grievance, arbitration, investigation before any Governmental Authority, charge or lawsuit. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened Action that has been asserted or instituted against the Company or any of its Subsidiaries by any Governmental Authority or any individual relating to the legal status or classification of an individual classified by the Company or any of its Subsidiaries as a non-employee (such as an independent contractor, a leased employee, a consultant or special consultant).

(iv) Since January 1, 2019, to the Knowledge of the Company, no allegations of sexual or other unlawful harassment or discrimination have been made against (i) any officer of the Company or its Subsidiaries or (ii) any employee of the Company or its Subsidiaries at a level of Vice President or above. During such period, there have been no actions, proceedings, grievances, arbitrations, material investigations or settlements involving such matters or Persons.

(q) Intellectual Property.

(i) Section 5.1(q)(i) of the Company Disclosure Schedule sets forth an accurate and complete list of all Registered Intellectual Property and material unregistered Trademarks included in the Owned Intellectual Property, indicating for each Registered item the record owner (or for unregistered Trademarks or Software, the legal owner), registration or application number, registration or application date and the applicable filing jurisdiction (or in the case of an Internet domain name, the applicable domain name registrar).

(ii) The Company and its Subsidiaries, each as applicable, exclusively own all right, title and interest to and in the Owned Intellectual Property free and clear of any Liens or co-ownership interests, other than (i) Permitted Liens or (ii) licenses or other rights granted under Company IP Agreements that are disclosed (or not required to be disclosed) in accordance with Section 5.1(j)(i)(L). Following the Closing, all Owned Intellectual Property will be fully transferable, alienable, or licensable by Parent without restriction and without payment of any kind to any third party. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in: (A) the loss or impairment of the Company’s or any of its Subsidiaries’ right to own or use any Intellectual Property Right, or (B) the payment of any additional consideration or royalties for the Company’s or any of its Subsidiaries’ right to own or use any Intellectual Property Right. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the granting by Parent or any of its Affiliates to any third party any Intellectual Property Right or any other proprietary right.

(iii) The Company and its Subsidiaries, each as applicable, own, free and clear of all Liens (other than Permitted Liens), or have valid and sufficient rights to use, all Intellectual Property Rights used in or reasonably necessary for the operation of the businesses of the Company or any of its Subsidiaries as currently conducted.

(iv) The Owned Intellectual Property is subsisting, and, the issued or granted Registered Intellectual Property is valid and enforceable, and no Action (including any interference, re-examination or opposition) challenging or seeking to deny or restrict the use by the Company or such Subsidiary, or the ownership, registrability, validity or enforceability, of any of the Owned Intellectual Property (except for ordinary course examination proceedings in connection with the prosecution of the Owned Intellectual Property) is pending or, to the Knowledge of the Company, threatened, and the Owned Intellectual Property is not subject to any outstanding Order or agreement that would impair the validity or enforceability thereof or that would adversely affect the Company’s or any of its Subsidiaries’ use of such Intellectual Property Rights.

(v) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries have made all filings and payments and taken all other actions required to be made or taken to maintain each item of Registered Intellectual Property that is registered in full force and effect by the applicable deadline and otherwise in accordance with applicable Laws, and (ii) no application for any Registered Intellectual Property that has been filed by or on behalf of any of the Company or its Subsidiaries has been abandoned or allowed to lapse.

(vi) (A) Neither the manufacture, use, import, offer for sale or other disposition of any Company Products nor the conduct of the businesses of the Company and its Subsidiaries as currently conducted infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any Person; (B) no Action asserting the same is pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries; and (C) none of the Company or its Subsidiaries has received any written notice (including “cease and desist” letters and invitations to take a license), or, to the Knowledge of the Company, oral notice or other communication alleging infringement, misappropriation, or violation of or offering to enter into licensing negotiations with respect to any Intellectual Property Right of another Person.

(vii) To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated or currently infringes, misappropriates or otherwise violates any Owned Intellectual Property. None of the Company or any of its Subsidiaries has asserted or threatened an Action against any other Person alleging infringement, misappropriation or violation of any Owned Intellectual Property.

(viii) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries has obtained from all Persons (including any and all current or former employees, consultants, independent contractors, officers or directors of any of the Company and its Subsidiaries) that have created any portion of, or otherwise that would have any rights in or to, Owned Intellectual Property, valid and enforceable written assignments to the Company or one of its Subsidiaries of any such work, invention, improvement or other rights and a valid and enforceable waiver of any and all rights (including moral rights) that such Person may have in such Owned Intellectual Property.

(ix) The Company and its Subsidiaries have taken commercially reasonable measures to protect, safeguard and maintain the confidentiality of all material Trade Secrets that are owned, used or held by the Company or any of its Subsidiaries, and no such material Trade Secrets have been disclosed to or, to the Knowledge of the Company, misappropriated by any Person except pursuant to written, valid and appropriate non-disclosure and/or license agreements which, to the Knowledge of the Company, have not been breached.

(x) The Company and its Subsidiaries have not deposited, disclosed, or delivered to any Person, or agreed to or permitted the deposit, disclosure, or delivery to any Person of, any Source Code of any Company Products. No event has occurred, and no circumstances or conditions exist, that (with or without notice, lapse of time or both) will result in the disclosure or delivery to any Person of any Source Code for any Company Product. The consummation of the transactions contemplated in this Agreement will not result in the delivery, license or disclosure of any Source Code for any Company Product to any other Person who is not, as of the date of this Agreement, either an employee of the Company or any of its Subsidiaries, or a Person to whom the Company or any of its Subsidiaries otherwise makes any such Source Code available in the ordinary course of business pursuant to reasonable confidentiality terms. No Person has, or shall have any right to lease, license, purchase, or otherwise obtain any proprietary Source Code or Technology incorporated into or embodied in any Company Products.

(xi) Except in the ordinary course of business, none of the Company or its Subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to any Company Product where such indemnity could reasonably be expected to result in material liability to any of the Company or its Subsidiaries or is otherwise not subject to an aggregate cap on damages.

(xii) The Company and its Subsidiaries have taken commercially reasonable steps to preserve the validity of its Trademarks that were and remain in regular, continuous and exclusive use by the Company or any of its Subsidiaries, including actively policing such Trademarks against unauthorized use and exercising adequate quality control measures to ensure such Trademarks would not be deemed abandoned or otherwise invalidated.

(xiii) All Trademarks included in the Owned Intellectual Property that are in regular use by the Company or any of its Subsidiaries have been in regular, continuous and exclusive use by the Company or any of its Subsidiaries since they were first used by the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there are no Trademarks of any other Person that conflict with such Trademarks. Neither the Company nor any of its Subsidiaries have granted any exclusive license to any party for any (A) Trademarks, (B) individual elements of the Trademarks, and/or (C) any variation or derivative of the Trademarks.

(xiv) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each of the Company and its Subsidiaries is diligently prosecuting all Patent applications it has filed, (ii) each of the Company and its Subsidiaries is diligently preparing to file Patent applications for all inventions in a manner and within a sufficient time period to avoid statutory disqualification of any potential Patent application, (iii) each of the Company and its Subsidiaries is diligently preparing and filing Patent applications for all identified inventions that have come to the attention of senior engineering management personnel and (iv) all prior art material to the patentability of the claims in any issued or applied for Patents of the Company or any Subsidiary is cited in the respective issued Patents, applications or associated file histories thereof, and there is no other prior art with respect thereto.

(xv) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) each of the Company and its Subsidiaries has implemented and implements commercially reasonable measures designed to (i) protect the confidentiality, integrity and security of its IT Assets and the information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by third parties and (ii) prevent the introduction of Malicious Code into Company Software, including firewall protections and regular virus scans; (B) the IT Assets (i) operate and perform the functions reasonably required by each of the Company and its Subsidiaries in connection with the conduct of their businesses, (ii) have not malfunctioned or failed, (iii) are free from defects, except for any defects that are being addressed or remediated in the ordinary course of business and (iv) do not contain any Malicious Code; (C) each of the Company and its Subsidiaries has implemented reasonable backup and disaster recovery technology processes consistent with industry best practices; (D) to the Knowledge of the Company, no Person has gained unauthorized access to the IT Assets; and (E) no circumstance has arisen in which applicable Law would require the Company to notify a Governmental Authority or Person of a data security breach or security incident.

(xvi) Section 5.1(q)(xvi) lists all Open Source Materials included in or integrated with (including as a programming dependency) the Technology owned by the Company or its Subsidiaries, including in development or testing thereof, and (A) the Open Source Licenses (including version number, if any) pursuant to which the Company or any of its Subsidiaries uses such Open Source Materials, (B) the location on the Internet, if any, where such Open Source Materials were most recently accessed by the Company, (C) whether such Open Source Materials have been modified by or for the Company or its Subsidiaries (including a description of such modifications, if any), and (D) whether such Open Source Materials have been distributed by or for the Company or its Subsidiaries. The Company has not: (i) used any Open Source Materials to develop any Technology, (ii) incorporated any Open Source Materials into, or combined any Open Source Materials with, any Technology owned by the Company or its Subsidiaries, or (iii) distributed any Open Source Materials in conjunction with or for use with any Technology owned by the Company or its Subsidiaries.

(xvii) (A) The Company and its Subsidiaries are in compliance with all license or other terms applicable to the Source Code owned by the Company and its Subsidiaries, including all relevant Open Source Licenses (including all requirements related to notices and making Source Code available to third parties, all copyright notice and attribution requirements, and all requirements to provide or offer access to Source Code), and has provided Parent with a complete attribution document for Parent’s use in complying with license terms that require attribution upon any distribution of the Source Code; (B) the Source Code owned by the Company and its Subsidiaries is not subject to any third-party license or other terms (including Open Source Licenses) that impose use-based restrictions that could interfere with the Company’s or its Subsidiaries’ businesses or exercise of rights under this Agreement; and (C) no Technology linked to or included in any Company Product is subject to any obligation or condition under any Open Source License that requires (i) the disclosure, licensing, conveyance, or distribution of any Source Code or hardware design for any portion of such Technology, (ii) the granting to licensees of the right to make derivative works or other modifications to such Technology, (iii) the licensing under terms that allow any Company Product or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of law) or (iv) the redistribution of, propagation of, conveyance of or offering access to such Technology at no license fee or otherwise on a royalty-free basis.

(xviii) None of the Company and its Subsidiaries have sought, applied for nor received any support, funding, resources or assistance from any federal, state, local or foreign governmental or quasi-governmental agency or funding source in connection with the development or commercialization of any Company Product, or any facilities, equipment or materials used in connection therewith.

(xix) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have complied with all applicable Laws (including the Payment Card Industry Data Security Standard published by the Payment Card Industry Security Standards Council) and all applicable contractual obligations relating to the collection, storage, use, transfer and any other processing of any Personal Information collected or used by the Company or any of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will cause, constitute or result in a breach or violation of any applicable Laws governing data privacy and data protection and, immediately after the Closing, the Company and Parent will continue to have the right to use the Personal Information used in the Company’s businesses on the same terms the Company enjoyed immediately prior to Closing. The Company and its Subsidiaries have not received any claim, notice, communication, warrant, regulatory opinion, audit result or allegation from a Governmental Authority or any other Person alleging or confirming non-compliance with an applicable Law governing data privacy or data protection.

(xx) The conduct and operation of the business of the Company and its Subsidiaries materially complies with the applicable provisions of Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) to the extent applicable. The conduct and operation of the business of the Company and its Subsidiaries materially complies with the applicable provisions of the California Consumer Privacy Act of 2018, as amended (the “CCPA”). The Company has not sold any Personal Information within the meaning of the CCPA or any other applicable Laws governing the sale of Personal Information, except as permitted by the CCPA or such applicable Laws. The Company is in material compliance with all applicable Laws with respect to the processing of Personal Information collected directly from a natural Person who is considered a child under applicable Law (a “Child”). The Company has complied to the extent required by applicable Laws with requests from parents or guardians of each Child with respect to the processing of Personal Information provided by such Child to the Company.

(xxi) The Company and each of its Subsidiaries has taken commercially reasonable steps to protect all such Personal Information against loss and unauthorized access, use or disclosure. To the Knowledge of the Company, no breach, security incident or violation of any data security policy in relation to any information or data processed by or on behalf of the Company has occurred or is threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxii) No Company IP Agreement, and no other Contract to which the Company or any of its Subsidiaries is party or otherwise bound, grants or conveys (or purports to grant or convey) any right with respect to Intellectual Property Rights of Parent or any of its Affiliates (other than the Company or any of its Subsidiaries).

(xxiii) Each Contract between the Company or one its Subsidiaries and any Person that processes Personal Information for or on behalf of the Company (a “Third-Party Processor”) materially complies with applicable Law and all applicable contractual obligations relating to the collection, storage, use, transfer and any other processing of any Personal Information collected or used by the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, the Company and its Subsidiaries have contractually obligated each

Third-Party Processor to implement commercially reasonable measures to protect Personal Information received from the Company and its Subsidiaries from unauthorized disclosure or use and to refrain from disclosing such Personal Information except with the express written consent of the Company or one of its Subsidiaries. To the Knowledge of the Company, no such Third-Party Processors are in breach of any of their contractual requirements with the Company.

(xxiv) For purposes of this Agreement, the following terms have the following meanings:

“Company Products” means the products and services made commercially available by or on behalf of the Company or any of its Subsidiaries as of or prior to the Effective Time or under development and contemplated in business plans disclosed to Parent to be made available by or on behalf of the Company or any of its Subsidiaries after the Effective Time.

“Intellectual Property Rights” means any or all of the following in any jurisdiction of the world: (a) patents (including design patents) and utility models of any kind, patent applications, including provisional applications, statutory invention registrations, inventions, discoveries and invention disclosures (whether or not patented), and all related continuations, continuations-in-part, divisions, renewals, reissues, re-examinations, substitutions, extensions, continuing prosecution applications, provisionals, divisions and substitutions thereof or relating thereto, as well as all related foreign patents and patent applications that are counterparts to such patents and patent applications (collectively, (“Patents”), (b) rights in trademarks, service marks, trade names, corporate names, service names, brand names, symbols, logos, trade dress, packaging design, slogans, certification marks, collective marks, d/b/a’s, Internet domain names, uniform resource locators and other similar identifiers of origin, in each case whether or not registered, and any and all common law and any applicable moral rights thereto, and registrations and applications for registration thereof, including all renewals of the same, and any goodwill associated therewith (collectively, “Trademarks”), (c) rights in published and unpublished works of authorship whether or not copyrightable (including rights in Software, databases and other compilations of information), whether or not registered or sought to be registered, copyrights in and to the foregoing, and other similar exclusive exploitation rights and moral rights, together with all common law rights and moral rights therein, and any applications and registrations therefor, and all renewals, extensions, restorations, derivatives, translations, localizations, adaptations, and reversions thereof, (d) rights under applicable trade secret Law in confidential or proprietary information of a confidential nature, including without limitation rights in, arising out of, or associated with information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation ideas, know-how, processes, schematics, methods, formulae, drawings, programs, systems, techniques, prototypes, models, designs, customer lists and supplier lists, including without limitation rights granted under the Uniform Trade Secrets Act (collectively, “Trade Secrets”), (e) mask work rights, (f) rights in digital representations or digital assets pertaining to any intellectual property identified in this paragraph, including but not limited to non-fungible tokens (NFTs) or other records recorded on a blockchain or similar technology and (g) all other intellectual property rights and/or proprietary rights.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation, in each case, used by the Company or any of its Subsidiaries.

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” (as such terms are commonly understood in the software industry) or any other code designed to have any of the following functions: (i) disrupting, disabling or harming the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (ii) compromising the privacy or data security of a user or damaging or destroying any data or file, in each case, without authorization and without the applicable user’s consent.

“Open Source License” means any license or other obligation that (i) is identified as an open source license by the Open Source Initiative (www.opensource.org/) or (ii) would require any hardware design of a Company Product to be made publicly available.

“Open Source Materials” means any Software or content subject to an Open Source License.

“Owned Intellectual Property” means all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Personal Information” means any information that, alone or in combination with other information collected or used by the Company or any of its Subsidiaries, identifies, relates to, describes, is capable of being associated with or could reasonably be linked, directly or indirectly, with a particular consumer or household, and constitutes “personal information,” “personal data” or “personally identifiable information,” or any other equivalent term, as defined in applicable Laws relating to privacy and data protection.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Registered Intellectual Property” means all Owned Intellectual Property that is Registered.

“Software” means (i) computer programs, including operating systems, applications, firmware or other software code, whether in Source Code, object code or other form; (ii) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections (whether machine readable or otherwise); (iii) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (iv) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (v) all documentation, including development, diagnostic, support, user and training documentation, related to any of the foregoing.

“Source Code” means Software in human-readable form.

“Technology” means inventions, works of authorship (including Software) and other tangible embodiments of Intellectual Property Rights.

(r) Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies (“Insurance Policies”) maintained by the Company or any of its Subsidiaries are with reputable insurance carriers and provide coverage in such amounts and against such risks as is sufficient to satisfy applicable Law and the monetary requirements specifically provided on the face of all Contracts to which the Company or any of its Subsidiaries is bound, and as the Company reasonably believes to be customary or in good faith adequate for companies of a comparable size in the industries in which it and its Subsidiaries operate. Each Insurance Policy maintained by or on behalf of the Company as of the date of this Agreement is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the transactions contemplated by this Agreement), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2019, (i) the Company and its Subsidiaries have not been refused any insurance, nor has coverage been limited, by any insurance carrier, (ii) no insurer under any of the Insurance Policies has disputed, or given any indication that it intends to dispute, the validity of any of the Insurance Policies on any grounds, (iii) no claims have been made, no claim is outstanding and, to the Knowledge of the Company, no fact or circumstance exists that would reasonably be expected to give rise to a claim under any of the Insurance Policies and, to the Knowledge of the Company, no event, act, or omission has occurred that requires notification under any of the Insurance Policies, and (iv) none of the insurers under any of the Insurance Policies has refused, or given any indication that it intends to refuse, indemnity in whole or in part in respect of any claims under the Insurance Policies, and, to the Knowledge of the Company, nothing has been done or omitted to be done by the Company and its Subsidiaries, and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected, to entitle the insurers under any of the Insurance Policies to refuse indemnity in whole or in part in respect of any claims under the Insurance Policies.

(s) Certain Business Practices. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company, its Subsidiaries and each of their respective directors and officers, and, to the Knowledge of the Company, each of their respective employees and all other Persons, in each case while acting for and on behalf of the Company or its Subsidiaries, have complied at all times since January 1, 2017, and are in compliance, with (A) the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd1, et seq.) (“FCPA”), and (B) the provisions of all anti-bribery, anti-corruption and anti-money laundering Laws of each jurisdiction in which the Company and its Subsidiaries operate and in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse

Effect, none of the Company, any of its Subsidiaries and/or, to the Knowledge of the Company, any of the Company’s and its Subsidiaries’ respective directors, officers, employees, consultants and agents, in each case while acting for and on behalf of the Company, have paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any Governmental Authority to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage, in each case in violation in any material respect of the FCPA and any Laws described in clause (B) of the immediately preceding sentence. As used in this Agreement, the term “Government Official” means any official, officer or employee of, or any representative or other Person acting in an official capacity for or on behalf of, any Governmental Authority, and includes any official or employee of any entity directly or indirectly owned or controlled by any Governmental Authority, and any officer or employee of a public international organization, as well as any Person acting in an official capacity for or on behalf of any such Governmental Authority, or for or on behalf of any such public international organization. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries (x) have instituted policies and procedures reasonably designed to promote compliance with the FCPA and other anti-bribery, anti-corruption and anti-money laundering Laws in each jurisdiction in which the Company or any of its Subsidiaries operate and (y) have not revoked such policies and procedures. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective officers, directors or employees are the subject of any allegation, government inquiry, voluntary disclosure, investigation (whether internal or external), prosecution or other enforcement action related to any actual, alleged, or suspected violation of the FCPA or any other applicable anti-corruption or anti-bribery Law.

(t) International Trade.

(i) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since July 1, 2017, the Company and its Subsidiaries have been and are in compliance with all applicable International Trade Laws and neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other Person acting on their behalf has engaged in or is currently engaged in any conduct that is prohibited under or otherwise in violation of applicable International Trade Laws. Without limiting any of the foregoing, since July 1, 2017, neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees nor, to the Knowledge of the Company, any agent or other Person acting on behalf of any of the Company or its Subsidiaries has engaged in any business or dealings, directly or indirectly, involving or relating to (i) any country or territory that is or whose government is, or has since July 1, 2017 been, the target of comprehensive sanctions imposed by the United States, Canada, European Union or the United Kingdom (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of the Ukraine, and the so-called Donetsk and Luhansk People’s Republics) (each a “Sanctioned Country”); or (ii) a Person that is designated on, or is owned at least 50%, directly or indirectly, individually or in the aggregate, or is controlled by, Person(s) designated on, any list of sanctioned parties maintained by the United States, including the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, Canada, the United Kingdom, or the European Union (any such Person a “Sanctioned Person”).

(ii) Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company or its Subsidiaries is (A) a Sanctioned Person; or (B) located or resident in or organized under the laws of a Sanctioned Country.

(iii) Since July 1, 2017, neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company or its Subsidiaries has received from any Governmental Authority or any other Person any written or, to the Knowledge of the Company, verbal notice of any violation, alleged violation, or suspected violation of any International Trade Law, or conducted any internal investigation with respect to, or made any voluntary or involuntary disclosure to a Governmental Authority concerning, any actual, suspected, or alleged violation of any applicable International Trade Law, in each case concerning the business of the Company or any of its Subsidiaries. For purposes of this Agreement, “International Trade Laws” means any of the following: (A) any Laws concerning the importation of merchandise, items (including technology, services, and software), including but not limited to those administered by U.S. Customs and Border Protection or the U.S. Department of Commerce, (B) any Laws concerning the exportation or re-exportation of items (including technology, services, and software), including but not limited to those administered by the U.S. Department of Commerce or the U.S. Department of State, or (C) any economic sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. State Department, the United Nations, Canada, the European Union, or the United Kingdom.

(u) Anti-Slavery and Human Trafficking.

(i) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each of the Company, its Subsidiaries and each of their respective directors, officers and employees in their capacities as such, has at all times complied and is complying with all applicable anti-slavery and human trafficking Laws, statutes, regulations and codes from time to time in force including, but not limited to, the California Transparency in Supply Chains Act, the Uyghur Forced Labor Prevention Act, the United Kingdom Modern Slavery Act 2015, and similar Laws in the jurisdictions in which the Company and the its Subsidiaries, directly or indirectly, conduct business.

(ii) The Company and its Subsidiaries have in place adequate policies, procedures and systems designed to ensure in all material respects its compliance with all applicable anti-slavery and human trafficking Laws from time to time in force.

(iii) Neither the Company, its Subsidiaries, nor any of their respective directors, officers or, to the Knowledge of the Company, employees in their capacities as such, has engaged or is engaging in any activity, practice or conduct related to slavery and/or human trafficking, including but not limited to: (A) holding another person in slavery or servitude or requiring another person to perform forced or compulsory labor, (B) arranging or facilitating human trafficking or (C) intending to commit or facilitate any act of human trafficking.

(v) Quality and Safety of Products.

(i) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has, since December 28, 2019, received written notice, or, to the Knowledge of the Company, oral notice in connection with any Company Product sold, produced or distributed by or on behalf of the Company or its Subsidiaries of any claim or allegation against the Company or any of its Subsidiaries, or been a party to, subject to or threatened with, any Action or investigation against or affecting, the Company or any of its Subsidiaries as a result of manufacturing, storage, quality, packaging or labeling of any Company Product produced, sold or distributed by or on behalf of the Company or its Subsidiaries.

(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the inventory held for sale to customers by the Company or any of its Subsidiaries which is held at, or is in transit from or to, any of the Company’s or any of its Subsidiaries’ premises, whether or not reflected in the consolidated financial statements (the “Company Inventory”), (A) is of a quality and condition merchantable in the ordinary course of business, (B) is subject to reasonably designed procedures for storage and handling in conformity with industry standards and reasonably good business practice and (C) since December 28, 2019, has not been subject to a voluntary recall by the Company or its Subsidiaries, by the manufacturer or distributor of the Company Inventory or any Governmental Authority nor subject to, to the Knowledge of the Company, a written threat of any such recall.

(iii) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Company Product manufactured, sold, licensed, leased or delivered by the Company and its Subsidiaries since December 28, 2019 has been in conformity with the specifications for such Company Product, all applicable contractual commitments and all applicable express and implied warranties. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since December 28, 2019, there have been no product liability claims asserted against the Company and its Subsidiaries relating to any Company Products, or, to the Knowledge of the Company, threatened in writing against the Company and its Subsidiaries relating to any Company Products. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor its Subsidiaries have any liability or obligation (and to the Knowledge of the Company, there is no basis for any present or future Action against the Company or its Subsidiaries) for replacement or repair thereof or other damages in connection therewith except liabilities or obligations for replacement or repair incurred in the ordinary course of business consistent with past practice. Except as, individually or in the aggregate, is not, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, no Company Product is subject to any guaranty, warranty, right of return, right of credit or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable Law.

(iv) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (A) all subscription services provided by the Company and its Subsidiaries to any third party in the past three (3) years (“Company Services”) were performed in conformity with the terms and requirements of all applicable express and implied warranties and all applicable services agreements, and (B) there is no Action pending, or to the Knowledge of the Company, threatened in writing against the Company or its Subsidiaries relating to any Company Services.

(v) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are and since December 28, 2019 have been in compliance with (i) EU Directive 2002/95/EC, the Restriction of the Use of certain Hazardous Substances in Electrical and Electronic Equipment, and other Laws restricting or requiring the reporting of the presence of Hazardous Substances in the Company Products, and (ii) EU Directive 2012/19/EU on Waste Electrical and Electronic Equipment, and other Laws regulating the disposal of electrical and electronic equipment.

(w) Brokers and Finders. The Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has employed Qatalyst Partners LP (the “Financial Advisor”) as its outside financial advisor.

(x) Opinion of Financial Advisor. The Company Board has received the opinion of the Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the various qualifications, assumptions, limitations and other matters considered in the preparation thereof as set forth therein, the Merger Consideration to be received pursuant to and in accordance with the terms of this Agreement by the holders of Shares (other than Parent or any Affiliate of Parent) is fair, from a financial point of view, to such holders. The Company has made available to Parent true and complete copies of the Company’s engagement letter with the Financial Advisor and all other agreements under which any fees or expenses may become payable to the Financial Advisor in connection with the Merger and the other transactions contemplated by this Agreement.

(y) No Other Representations or Warranties. Except for the representations and warranties in this Section 5.1, neither the Company nor any Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities or condition (financial or otherwise) or any information regarding any of the foregoing. Neither the Company nor any Person on behalf of the Company makes any express or implied representation or warranty with respect to any estimates, projections, forecasts and other forward-looking information or business and strategic plan or other information regarding the Company and its Subsidiaries, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and, except for the representations and warranties of the Company in this Section 5.1, any other information provided or made available to Parent or Merger Sub or their respective Representatives in connection with the Merger or the other transactions contemplated by this Agreement (including any information, documents, projections, forecasts, estimates, predictions or other material made available to Parent or Merger Sub or their respective Representatives in “data rooms”, management presentations or due diligence sessions in expectation of the Merger or the other transactions contemplated by this Agreement or otherwise), and each of Parent and Merger Sub acknowledges the foregoing. The Company agrees and acknowledges that Parent and Merger Sub have not made any representations and warranties other than those that are expressly set forth in Section 5.2 and that Parent and Merger Sub shall have no liability to the Company resulting from the Company’s reliance on any such information.

Section 5.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby represent and warrant to the Company that:

(a) Organization, Good Standing and Qualification. (i) Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, (ii) each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as presently conducted and (iii) each of Parent and Merger Sub is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing, or to have such power or authority, does not and would not reasonably be expected, individually or in the aggregate, to prevent or materially delay the ability of Parent or Merger Sub, as applicable, to consummate the Merger by the Outside Date.

(b) Corporate Authority. No vote of holders of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated by this Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, subject only to the approval and adoption of this Agreement by the sole stockholder of Merger Sub, which such approval and adoption shall occur promptly following the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

(c) Governmental Filings; No Violations.

(i) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any Governmental Authority other than (A) the filing of the Certificate of Merger with the Delaware Secretary of State, (B) compliance with any applicable requirements of the HSR Act, (C) compliance with any applicable requirements of Antitrust Laws, (D) compliance with any applicable Foreign Investment Laws, (E) compliance with any applicable requirements of the Exchange Act, the Securities Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (F) compliance with any applicable rules of NASDAQ and (G) where the failure to take such actions or obtain such authorization would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger by the Outside Date.

(ii) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated in this Agreement do not and will not (A) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, respectively, or the similar organizational documents of any of their respective Subsidiaries, (B) assuming compliance with the matters referred to in Section 5.2(c)(i), conflict with or result in a violation or breach of any applicable Law or (C) assuming compliance with the matters referred to in Section 5.2(c)(i), require any consent by any Person, except in the case of clauses (B) and (C) above, any such violation, breach or conflict that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger.

(d) Litigation. As of the date of this Agreement, there are no pending or, to the knowledge of the executive officers of Parent, threatened Actions against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger by the Outside Date.

(e) Sufficiency of Funds. As of the Effective Time, Parent and Merger Sub will have available to them cash and other sources of immediately available funds sufficient to pay the aggregate Merger Consideration and all other cash amounts payable pursuant to this Agreement. Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger or any of the other transactions contemplated by this Agreement, are not subject to, or conditioned on, the receipt or availability of any funds or financing.

(f) Ownership of Merger Sub; No Prior Activities. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, business activities, assets, liabilities or obligations of any nature, in each case, other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(g) Ownership of Shares; Affiliated Stockholders. None of Parent, Merger Sub or any of their respective Subsidiaries (i) beneficially owns, directly or indirectly, any Shares, any rights or options to acquire any Shares or any securities or instruments convertible into, exchangeable for or exercisable for Shares or (ii) is, or has been at any time during the period commencing three years prior to the date of this Agreement, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL.

(h) Brokers and Finders. Except for Goldman Sachs & Co. LLC, the fees and expenses of which will be paid by Parent, neither Parent nor Merger Sub has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees for which the Company would be responsible in connection with the Merger or the other transactions contemplated in this Agreement.

(i) No Other Representations or Warranties. Except for the representations and warranties in this Section 5.2, neither Parent, Merger Sub nor any Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities or condition (financial or otherwise) or any information regarding any of the foregoing. Each of Parent and Merger Sub agrees and acknowledges that the Company has not made any representations and warranties other than those that are expressly set forth in Section 5.1 and that the Company shall have no liability to Parent or Merger Sub resulting from Parent’s or Merger Sub’s reliance on any such information.

ARTICLE VI

COVENANTS

Section 6.1 Interim Operations.

(a) Except as otherwise (i) expressly permitted or required by this Agreement, (ii) required by applicable Law or the rules or regulations of NASDAQ, (iii) expressly approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned) or (iv) expressly set forth in Section 6.1(a) of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company will, and will cause its Subsidiaries to, use its and their reasonable efforts to conduct their businesses in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent therewith, the Company shall, and shall cause its Subsidiaries to, use its and their reasonable efforts to preserve their business organizations substantially intact (including the service of key employees) and to maintain existing relations in all material respects with key customers, suppliers and other Persons with whom the Company and its Subsidiaries have significant relationships.

(b) Except as otherwise (w) expressly permitted or required by this Agreement, (x) required by applicable Law or the rules or regulations of NASDAQ, (y) approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned) or (z) set forth in Section 6.1(b) of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company will not, and will cause its Subsidiaries not to:

(i) (x) adopt or submit to stockholder approval any change in the certificate of incorporation or bylaws of the Company or (y) adopt any change in the comparable organizational document of any Subsidiary of the Company;

(ii) (x) merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transaction between or among any of its wholly owned Subsidiaries that would not impose, individually or in the aggregate, any changes or restrictions on its assets, operations or business or on the assets, operations and businesses of the Company and its Subsidiaries taken as a whole that would be adverse to Parent or any of its Subsidiaries or (y) restructure, reorganize or completely or partially liquidate or otherwise enter into any agreement or arrangement imposing, individually or in the aggregate, any changes or restrictions on the assets, operations or business or on the assets, operations and businesses of the Company or any of its Subsidiaries that would be adverse to Parent or any of its Subsidiaries;

(iii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (A) acquisitions of inventory, supplies, raw materials, equipment and similar assets in the ordinary course of business consistent with past practice, (B) acquisitions pursuant to Contracts in effect on the date of this Agreement which have been disclosed in unredacted form to Parent prior to the date hereof, (C) in accordance with the Company’s capital and research and development expenditure budget made available to Parent prior to the date of this Agreement and set forth in the Company Disclosure Schedule (the “Company Budget”), or (D) any other acquisitions for consideration that are not in excess of $5,000,000 in the aggregate; provided, that such aggregate cap shall be deemed to be increased to $10,000,000 effective upon the First Outside Date Extension;

(iv) issue, sell, pledge, dispose of, grant, transfer, encumber or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or Lien against, or otherwise enter into any Contract or understanding with respect to the voting of, any shares of capital stock of the Company or any of its Subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, restricted shares, restricted share units, performance share units, stock appreciation rights, phantom stock or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, in each case, other than (A) any such transaction solely among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries that would not be adverse to Parent or any of its Subsidiaries, (B) any issuance, sale, grant or transfer of Shares pursuant to the exercise or settlement of Company Options, Company RSU Awards, Company PSU Awards or Company DSU Awards outstanding as of the date of this Agreement or granted after the date of this Agreement in accordance with Section 6.1(b)(xv) below, or (C) the issuance of Shares for the Final Offering in accordance with the terms of the ESPP;

(v) make any loans, advances or capital contributions to, or investments in, any Person (other than (A) to the Company or any of its wholly owned Subsidiaries or (B) extensions of refunds, credit terms, rebates or other allowances to customers or vendors in the ordinary course of business consistent with past practice);

(vi) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends or other distributions paid by any wholly owned Subsidiary of the Company to the Company or to any other wholly owned Subsidiary of the Company);

(vii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (except for (A) any such transaction by a wholly owned Subsidiary of the Company that would not be adverse to Parent or any of its Subsidiaries and (B) acquisitions of Shares in satisfaction of withholding obligations in respect of Company Options, Company RSU Awards or Company PSU Awards or payment of the exercise price in respect of Company Options, in each case, outstanding as of the date of this Agreement pursuant to its terms or granted thereafter not in violation of this Agreement);

(viii) create, incur, assume, guarantee, endorse, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except (A) guarantees of indebtedness of the Company or any of its wholly owned Subsidiaries, (B) intercompany indebtedness between or among the Company and/or any of its wholly owned Subsidiaries, (C) in connection with the financing of accounts payable in the ordinary course of business consistent with past practice, (D) indebtedness for borrowed money incurred in the ordinary course of business in accordance with Contracts (x) in effect prior to the date hereof, including the Existing Credit Agreement, that have been disclosed in unredacted form to Parent prior to the date hereof or (y) entered into after the date hereof as set forth in Section 6.1(b)(viii) of the Company Disclosure Schedule and (E) other indebtedness for borrowed money in an amount not to exceed $7,500,000 in the aggregate; provided, that such aggregate cap shall be deemed to be increased to $15,000,000 effective upon the First Outside Date Extension;

(ix) other than in accordance with the Company Budget, (1) incur or commit to any capital or research and development expenditure, that, in the aggregate, exceeds the amount of the capital or research and development expenditures contemplated by the Company Budget, except the Company may make capital or research and development expenditures of less than $1,000,000 individually or $2,000,000 in the aggregate; provided, that such aggregate cap shall be deemed to be increased to $4,000,000 effective upon the First Outside Date Extension, or (2) fail to incur or commit to any capital or research and development expenditures in the amounts and on the time frames set forth in the Company Budget in all material respects;

(x) except as set forth on Section 6.1(b)(x) of the Company Disclosure Schedule, enter into, amend or modify in any material respect or terminate any Material Contract or any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement, or otherwise waive, release or assign (other than assignments between or among the Company and/or any of its wholly owned Subsidiaries) any material rights, claims or benefits of the Company or any of its Subsidiaries thereunder, other than the expiration of any such Contract in accordance with its terms;

(xi) make any material changes with respect to financial accounting policies or procedures, except as required by Law, proposed Law or by U.S. GAAP or statutory or regulatory accounting rules or interpretations with respect thereto or by any Governmental Authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

(xii) settle any action, suit, claim, hearing, arbitration, investigation or other proceedings (other than any audit or other proceeding in respect of Taxes, which shall be governed solely by Section 6.1(b)(xiii) of the Agreement), for an amount in excess of $1,500,000 individually or $3,000,000 in the aggregate or any obligation or liability of it in excess of such amount or on a basis that would result in the imposition of any writ, judgment, decree, settlement, award, injunction or similar order of any Governmental Authority that would restrict the future activity or conduct of Parent, the Company or any of their respective Subsidiaries or a finding or admission of a violation of Law or violation of the rights of any Person other than with respect to monetary settlements only, settlements or compromises of any action, suit, claim, hearing, arbitration, investigation or other proceedings to the extent reflected or reserved against in the balance sheet (or the notes thereto) of the Company included in the Company Reports filed prior to the date of this Agreement for an amount not in excess of the amount so reflected or reserved;

(xiii) (A) make (other than consistent with past practice) or change any material Tax election, (B) change any entity classification for federal income tax purposes of any Subsidiary, (C) create an entity outside of the United States that is (x) a direct Subsidiary of the Company or any of its domestic Subsidiaries and (y) treated as a “disregarded entity” or partnership for U.S. federal income tax purposes, (D) knowingly create a permanent establishment outside of the Company or any Subsidiary’s place of incorporation or formation, (E) file any amended income Tax Return or other material amended Tax Return, (F) adopt or change any material accounting method for Taxes, (G) settle or compromise any material Tax claim, other than with respect to settlements or compromises of any Tax claim for an amount that does not exceed the amount disclosed, reflected or reserved in accordance with U.S. GAAP in the Company Reports filed prior to the date of this Agreement, (H) surrender any material claim for a refund of Taxes, (I) enter into any closing agreement relating to a material amount of Taxes, (J) file any income Tax Return or other material Tax Return that is materially inconsistent with past practice, (K) other than in the ordinary course of business, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment or (L) transfer (including any controlled transaction or controlled transfer as described in Treasury Regulation Section 1.482-7 related to a cost sharing arrangement), sell, assign, pledge, convey, or otherwise dispose of, for legal or Tax purposes, any Intellectual Property Rights currently owned by the Company or any of its Subsidiaries out of the United States including through any such transaction that is intended to or could reasonably be expected to be considered as a transfer (including any controlled transaction or controlled transfer as described in Treasury Regulation Section 1.482-7 related to a cost sharing arrangement), sale, assignment, pledge, conveyance or disposition for U.S. federal income Tax purposes;

(xiv) (1) transfer, sell, lease, license, divest, pledge, cancel or otherwise dispose of, abandon or permit to lapse, or permit or suffer to exist the creation of any Lien upon, any assets of the Company or any of its Subsidiaries (including any Intellectual Property Rights or Technology), including capital stock of any of its Subsidiaries, except (A) for sales of Company Products to customers in the ordinary course of business consistent with past practice, (B) for sales of obsolete tangible assets, (C) for sales, leases, licenses or other dispositions of tangible assets having a value not in excess of $1,250,000 individually or $2,500,000 in the aggregate (provided, that such aggregate cap shall be deemed to be increased to $5,000,000 effective upon the First Outside Date Extension), (D) pursuant to Contracts or written commitments existing as of the date hereof, in each case, which have been disclosed in unredacted form to Parent prior to the date hereof, (E) for non-exclusive licenses of Intellectual Property Rights to customers, vendors or service providers of the Company or its Subsidiaries in the ordinary course of business consistent with past practice, and (F) for sales of tangible inventory or used tangible equipment in the ordinary course of business consistent with past practice, (2) abandon or permit to lapse any Trademarks included in the Owned Intellectual Property, or (3) disclose any Trade Secret of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice and pursuant to a written confidentiality agreement;

(xv) except as required by any Benefit Plan in effect as of the date of this Agreement and set forth on Section 5.1(h)(i) of the Company Disclosure Schedule or adopted or entered into in accordance with this Agreement, (A) terminate, adopt, establish, enter into, amend or renew (or communicate any intention to take such action) any Benefit Plan, other than amendments that do not increase benefits or result in increased administrative costs; (B) increase in any manner the compensation, benefits, severance or termination pay of any of the current or former directors, executive officers or employees or consultants who are natural persons of the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practice as contemplated under Section 6.1(b)(xv) of the Company Disclosure Schedule; (C) pay any bonus or incentive compensation under any Benefit Plan, other than payments based on actual performance for completed performance periods in the ordinary course of business as contemplated under Section 6.1(b)(xv) of the Company Disclosure Schedule; (D) accelerate the vesting of or lapsing of restrictions, or amend the vesting requirements, with respect to any equity-based compensation or other long-term incentive compensation under any Benefit Plan; (E) grant any new severance, change in control, retention benefit or any other award that could be triggered by the transactions contemplated by this Agreement (whether accompanied by a termination of employment or not) (other than pursuant to arrangements entered into with newly hired and promoted employees in the ordinary course of business consistent with past practice as contemplated under Section 6.1(b)(xv) of the Company Disclosure Schedule) or amend the terms of outstanding awards under any Benefit Plan; (F) grant any Company Options; (G) grant any Company RSU Awards, Company PSU Awards, Company DSU Awards or other equity-based awards other than in the ordinary course of business as contemplated under Section 6.1(b)(xv) of the Company Disclosure Schedule; (H) take any action to accelerate the payment of, or to fund or secure the payment of, any amounts under any Benefit Plan; (I) hire any (1) executive officer, (2) employee or consultant who is a natural person with target total annual cash compensation opportunities at or above $350,000 or (3) employee or consultant who is a natural person who, in either case, resides in a non-U.S. jurisdiction in which the Company and its Subsidiaries do not conduct operations as of the date of this Agreement; (J) promote any executive officer of the Company or promote any employee to an executive officer position; (K) become a party to, establish, adopt, materially amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization; or (L) terminate without cause the employment of any executive officer of the Company or other key employee outside of the ordinary course of business;

(xvi) commence any Action with respect to any material Owned Intellectual Property against any third party;

(xvii) commence operations in a non-U.S. jurisdiction in which the Company and its Subsidiaries do not conduct operations as of the date of this Agreement; or

(xviii) agree, authorize or commit to do any of the foregoing.

(c) From and after the date of this Agreement and until the Effective Time, Parent shall comply with the obligations set forth on Section 6.1(c) of the Company Disclosure Schedule.

(d) No later than five (5) Business Days prior to making any broad-based written (or prepared oral) communications to the officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit entitlements to be provided following the Closing Date, the Company shall provide Parent with a copy of the intended communication (including, in the case of any such oral communications, copies of scripts, talking points or other similar materials). Any such communication shall be subject to Parent’s consent (which shall not be unreasonably withheld, conditioned or delayed), and Parent and the Company shall cooperate in providing any such communication.

(e) Nothing contained in this Agreement is intended to give Parent, its Subsidiaries or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control, supervision and decision making authority over its and its Subsidiaries’ respective operations. Furthermore, nothing contained in this Agreement shall restrict the Company and its Subsidiaries from, or require the approval of Parent prior to, continuing any necessary or advisable changes in their respective business practices adopted prior to the date hereof, or taking such further actions from and after the date hereof, based on the advice of outside legal counsel, in response to (x) COVID-19 or any COVID-19 Measures, including to (A) protect the health and safety of the Company’s and its Subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its Subsidiaries or (B) respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 Measures, or (y) sanctions imposed in connection with the current conflict between the Russian Federation and Ukraine; provided, however, that the Company as promptly as practicable shall give Parent prior written notice of any such action to the extent reasonably practicable, which notice shall describe in reasonable detail the action and the reason(s) that such action is being taken pursuant to this paragraph and take into account in good faith the reasonable suggestions of Parent with such action to be taken by the Company, and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this proviso, the Company shall instead give such written notice to Parent promptly after taking such action.

Section 6.2 Acquisition Proposals; Change of Recommendation.

(a) No Solicitation or Negotiation. Except as expressly permitted by this Section 6.2, the Company shall not, and shall cause its Subsidiaries and the directors, officers and employees of it and its Subsidiaries not to, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, “Representatives”) not to, directly or indirectly:

(i) initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry, proposal, indication of interest or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

(ii) engage in, continue or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state the extent to which the terms of this provision prohibit such discussions);

(iii) provide any non-public information to any Person in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

(iv) subject to this Section 6.2, waive, terminate, modify or fail to enforce any “standstill” or confidentiality obligation of any Person (other than any party hereto) with respect to the Company or any of its Subsidiaries entered into in connection with an Acquisition Proposal; or

(v) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

(b) Notwithstanding anything to the contrary in Section 6.2(a), prior to the time, but not after, the Requisite Stockholder Vote is obtained, in response to a bona fide written Acquisition Proposal not solicited in violation of this Section 6.2, the Company may, subject to compliance with Section 6.2(c):

(i) provide information in response to a request therefor (including non-public information regarding the Company or any of its Subsidiaries) to the Person who made such Acquisition Proposal; provided, that in the event such information has not previously been made available to Parent, the Company shall, promptly (and, in any event, within 24 hours), provide such information to Parent and that, prior to furnishing any such information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement with confidentiality and use terms not less restrictive in the aggregate to the other party than the terms in the Confidentiality Agreement are on Parent at such time (it being understood that such confidentiality agreement with such other party need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal); provided, that the Company shall not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with this Section 6.2 or otherwise prohibits the Company from complying with its obligations under this Agreement; provided, further, that the Company shall not provide information to any Person pursuant to any confidentiality agreement entered into prior to the date of this Agreement unless such Person agrees prior to receipt of such information to waive any provision that would prohibit the Company from providing any information to Parent in accordance with this Section 6.2 or otherwise prohibit the Company from complying with its obligations under this Agreement; and

(ii) engage in or participate in discussions and/or negotiations with any such Person regarding such Acquisition Proposal;

in each case, if, and only if, prior to taking any action described in clauses (i) or (ii) above, the Company Board determines in good faith after consultation with outside legal counsel and an outside financial advisor that, (A) based on the information then available and after consultation with its outside financial advisor, such Acquisition Proposal (x) either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (y) did not result from a breach of this Section 6.2 and (B) the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

(c) The Company shall promptly (and, in any event, within 24 hours) give written notice to Parent if the Company or any of its Subsidiaries receives (i) any inquiry, proposal, indication of interest or offer with respect to an Acquisition Proposal, (ii) any request by any Person or group for information in connection with or with respect to any Acquisition Proposal or (iii) any request by any Person or group for discussions or negotiations, or to initiate or continue discussions or negotiations, with respect to an Acquisition Proposal, setting forth in such notice the name of such Person or group and the material terms and conditions of any such Acquisition Proposals (including, if applicable, complete copies of any written request, inquiry, proposal, indication of interest or offer, including proposed agreements and any other written communications) and thereafter shall keep Parent reasonably informed, on a reasonably current basis (and, in any event, within 24 hours), of changes in the status and terms of any such proposals or offers (including any amendments thereto) and any changes to the status of any such discussions or negotiations.

(d) For purposes of this Agreement:

“Acquisition Proposal” means any inquiry, proposal, indication of interest or offer involving any Person or group (other than Parent or its Subsidiaries) relating to (i) a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries, (ii) any acquisition by any Person or group resulting in, or any inquiry, proposal, indication of interest or offer that, if consummated, would result in, any Person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 15% or more of the total voting power or of any class of equity securities of the Company or assets representing 15% or more of the consolidated net revenues, net income or total assets (including equity securities of any of the Company’s Subsidiaries and equity securities of any other entity) of the Company or (iii) any combination of the foregoing, in each case other than the transactions contemplated by this Agreement.

“Superior Proposal” means an unsolicited, bona fide written Acquisition Proposal first made after the date of this Agreement that did not result from a breach of the Company’s obligations set forth in this Section 6.2 and that would result in any Person or group becoming the beneficial owner of, directly or indirectly, more than 50% of the total voting power or of any class of equity securities of the Company or assets representing more than 50% of the consolidated net revenues, net income or total assets (including equity securities of the Company’s Subsidiaries and equity securities of any other entity) of the Company, that the Company Board has determined in good faith, after consultation with its outside legal counsel and its outside financial advisor, taking into account all legal, financial, financing and regulatory aspects of the Acquisition Proposal, the identity of the Person(s) making the proposal and the likelihood of the proposal being consummated in accordance with its terms and all other matters that the Company Board considers appropriate in good faith, that, if consummated, would result in a transaction (A) more favorable to the Company’s stockholders from a financial point of view than the Merger and (B) that is reasonably likely to be completed, taking into account any regulatory, financing or approval requirements and any other aspects considered relevant by the Company Board (after taking into account any binding revisions to the terms of this Agreement proposed by Parent pursuant to Section 6.2(f)).

(e) No Change of Recommendation or Alternative Acquisition Agreement. Except as permitted by Section 6.2(f) and Section 6.2(g), the Company Board, including any committee thereof, shall not:

(i) withhold or withdraw or fail to make when required by this Agreement (or publicly propose or publicly resolve to withhold or withdraw or fail to make when required by this Agreement) the Company Recommendation with respect to the Merger;

(ii) qualify or modify (or publicly propose or publicly resolve to qualify or modify) the Company Recommendation with respect to the Merger in a manner adverse to Parent;

(iii) approve or recommend, or publicly declare advisable, any Acquisition Proposal;

(iv) fail to include the Company Recommendation in the Proxy Statement;

(v) if any Acquisition Proposal that is structured as a tender offer or exchange offer for outstanding Shares is commenced pursuant to Rule 14d-2 of the Exchange Act, fail to recommend against acceptance of such offer by the Company’s stockholders prior to the earlier of (A) the date of the Company Stockholders Meeting and (B) eleven (11) Business Days (which for this purpose shall be used as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer pursuant to Rule 14d-2 of the Exchange Act;

(vi) approve or recommend, or publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, collaboration agreement or other agreement with respect to, or that is intended or would reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement pursuant to Section 6.2(b)(i) relating to any Acquisition Proposal) (an “Alternative Acquisition Agreement”, and any of the actions set forth in the foregoing clauses (i) through (vi), a “Change of Recommendation”); or

(vii) cause or permit the Company to enter into an Alternative Acquisition Agreement.

(f) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Requisite Stockholder Vote is obtained, the Company Board may effect a Change of Recommendation and, in the case of a Change of Recommendation relating to a Superior Proposal and after complying with the provisions of this Section 6.2(f), terminate the Agreement pursuant to Section 8.1(h), if the Company Board has determined in good faith, after consultation with its outside financial advisor and outside legal counsel, that (x) in the case where the Change of Recommendation is not made in response to an Acquisition Proposal that constitutes or would reasonably be expected to lead to a Superior Proposal, an Intervening Event has occurred and the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and (y) in the case where such Change of Recommendation is made in response to an Acquisition Proposal, such Acquisition Proposal constitutes a Superior Proposal and the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, that the Company Board shall not take any action set forth above unless and until (1) the Company has given Parent written notice of its intention to take such action five (5) Business Days in advance, which notice shall comply with the provisions of Section 6.2(c) (if applicable); (2) after giving such notice and prior to taking such action, the Company has afforded Parent the opportunity to negotiate in good faith with the Company (to the extent Parent wishes to negotiate) to enable Parent to propose in writing a binding offer to make such revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal (or, in the case of a Change of Recommendation not involving an Acquisition Proposal, such that the failure to effect a Change of Recommendation would not be inconsistent with the directors’ fiduciary duties under applicable Law); and (3) at the end of the five (5) Business Day period and prior to taking any such action, the Company Board has considered in good faith any such binding written offer to make revisions to the terms of this Agreement proposed by Parent and any other information it deems appropriate in good faith, and has determined in good faith, after consultation with outside legal counsel and its outside financial advisor, that in the case of a Superior Proposal, the Superior Proposal continues to constitute a Superior Proposal (or, in the case of a Change of Recommendation not involving an Acquisition Proposal, that the failure to effect a Change of Recommendation would still be inconsistent with the directors’ fiduciary duties under applicable Law) if such changes proposed in such binding offer by Parent were to be given effect. In the event of any modification to the financial terms or any other material terms of any Acquisition Proposal, the proviso in the immediately preceding sentence shall apply again, except that the five (5) Business Day period shall instead be three (3) Business Days.

“Intervening Event” means a change, effect, event, circumstance, occurrence or development that (i) was neither known by nor reasonably foreseeable by the Company or the Company Board as of the date of this Agreement (or, if known, the material consequences of which were not known or reasonably foreseeable) and (ii) becomes known by the Company Board prior to the receipt of the Requisite Stockholder Vote; provided, that in no event shall any of the following constitute or be deemed to be an Intervening Event: (A) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto, (B) changes in the stock price of the Company, (C) any breach by the Company of this Agreement or (D) the fact, in and of itself, that the Company exceeds internal or published projections (it being understood, however, that the facts or causes underlying or contributing to any of the matters described in the preceding clause (B) or (D) may be taken into account for purposes of determining whether an Intervening Event has occurred); provided, further, that an Acquisition Proposal that resulted from a breach of the Company’s obligations set forth in this Section 6.2 may not be the basis for an Intervening Event.

(g) Certain Permitted Disclosure. Nothing contained in this Agreement shall prohibit the Company, the Company Board or any committee of the Company Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law; provided, however, that if such disclosure has the effect of withholding or withdrawing, adversely qualifying, modifying or failing to make when required by this Agreement the Company Recommendation, such disclosure shall be deemed to be a Change of Recommendation and Parent shall have the right to terminate this Agreement as set forth in Section 8.1(g); it being understood that a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed to be a Change of Recommendation; provided, that any such disclosure that has the effect of withholding, withdrawing, modifying or qualifying in any manner adverse to, or failing to make when required by this Agreement, the Company Recommendation shall be deemed for all purposes of this Agreement to be a Change of Recommendation unless the Company Board expressly publicly reaffirms the Company Recommendation in such communication without any qualification. To the extent permissible under applicable Law, the Company shall take such actions as it is required to take pursuant to Section 6.2(f) in connection with a Change of Recommendation prior to making any disclosure contemplated by this Section 6.2(g) that would be or would be deemed to be a Change of Recommendation.

(h) Existing Discussions. The Company shall, and shall cause its Subsidiaries, directors, officers, employees and financial advisors and shall use its reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated any discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or proposal or transaction that could reasonably be expected to lead to an Acquisition Proposal. The Company shall within 24 hours after execution of this Agreement deliver a written notice to each such Person providing only that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal or proposal or transaction that could reasonably be expected to lead to an Acquisition Proposal, which notice shall also request the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries. The Company will within 24 hours of the execution of this Agreement terminate all physical and electronic data access previously granted to such Persons.

(i) Limits on Release of Standstill and Confidentiality. During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement entered into in connection with any Acquisition Proposal proposed, discussed or negotiated on or prior to the date of this Agreement to which the Company or any of its Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to terminate, amend, modify, waive or fail to enforce any provision of any such confidentiality, “standstill” or similar obligation of any Person if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

Section 6.3 Proxy Statement Filing; Information Supplied.

(a) The Company shall prepare and file with the SEC, as promptly as reasonably practicable and in any event within twenty-one (21) days after the date of this Agreement, a proxy statement in preliminary form relating to the Company Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company shall promptly notify Parent of the receipt of all comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company shall use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC, and the Company shall cause the definitive Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after filing the Proxy Statement with the SEC, and in any event shall use its commercially reasonable efforts to cause such mailing either (A) by the third (3rd) Business Day after the day that is ten (10) days after filing the Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments or (B) within three (3) Business Days after the date of being informed by the SEC staff that it has no further comments on the Proxy Statement (such date, as applicable, the “Clearance Date”). The Company agrees, as to itself and its Subsidiaries, that (x) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (y) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company (or at the time of any amendment or supplement thereof) or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent agrees that none of the information supplied by it for inclusion in the Proxy Statement will, at the date of mailing to stockholders of the Company (or at the time of any amendment or supplement thereof) or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Company shall provide legal counsel to Parent with a reasonable opportunity to review and comment on drafts of (i) the Proxy Statement, prior to filing such documents with the applicable Governmental Authority and mailing such documents to the Company’s stockholders, and (ii) any communications that the Company would reasonably be required to file with the SEC as “written communications” or other solicitation materials with respect to the Merger, prior to disseminating to the Company’s stockholders and filing such documents with the SEC. The Company shall consider in good faith all comments reasonably proposed by Parent or its legal counsel, and agrees that all information relating to Parent and its Subsidiaries included in the Proxy Statement shall be in form and content reasonably satisfactory to Parent.

Section 6.4 Company Stockholders Meeting.

(a) The Company shall, in accordance with applicable Law and its certificate of incorporation and bylaws, as promptly as practicable after the filing of the preliminary Proxy Statement with the SEC, establish a record date for (which shall be as promptly as reasonably practicable following the date of this Agreement), duly call, give notice of, convene and hold a meeting of the holders of Shares (the “Company Stockholders Meeting”) (which shall be held as promptly as reasonably practicable after the Clearance Date), to consider and vote upon the approval and adoption of this Agreement and to cause such vote to be taken, and shall not postpone or adjourn such meeting, except to the extent advised by counsel to be necessary to comply with Law or pursuant to the following sentence. The Company will schedule the Company Stockholders Meeting to be held within thirty (30) days of the initial mailing of the Proxy Statement (or if the Company’s nationally recognized proxy solicitor advises that thirty (30) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain the Requisite Stockholder Vote, such later date as advised by such proxy solicitor and to which Parent consents, such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Agreement, (i) the Company may adjourn, recess or postpone, and at the request of Parent it shall adjourn, recess or postpone, the Company Stockholders Meeting for a reasonable period to solicit additional proxies, if the Company or Parent, respectively, reasonably believes there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or to obtain the Requisite Stockholder Vote (provided, that, (x) unless agreed in writing by the Company and Parent, all such adjournments, recesses or postponements shall be for periods of no more than ten (10) Business Days each and (y) in no event shall the record date of the Company Stockholders Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed)) and (ii) the Company may adjourn, recess or postpone the Company Stockholders Meeting to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is provided to the stockholders of the Company for the amount of time required by Law in advance of the Company Stockholders Meeting. Subject to Section 6.2(f), the Company Board shall include the Company Recommendation in the Proxy Statement and shall take all lawful action to obtain the Requisite Stockholder Vote. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by Law to be voted on by the Company stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the Company stockholders at the Company Stockholders Meeting. Without limiting the generality of the foregoing, but subject to the Company’s rights to terminate this Agreement set forth in Article VIII, including Section 8.1(h), the Company agrees that its obligations pursuant to this Section 6.4(a) shall not be affected by the occurrence of a Change of Recommendation, the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal or any event constituting or that could constitute an Intervening Event.

(b) The Company agrees (i) to provide Parent periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports to the extent received from the Company’s proxy solicitor) and (ii) to give written notice to Parent one (1) Business Day prior to the Company Stockholders Meeting and on the day of, but prior to, the Company Stockholders Meeting of the status of the Requisite Stockholder Vote.

Section 6.5 Cooperation; Antitrust and Foreign Investment Law Matters; Status.

(a) Subject to the terms of this Agreement, including Section 6.2, each of the Company, Parent and Merger Sub shall use reasonable best efforts to: (i) consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practicable (and, in any event, no later than the Outside Date); (ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders that are required or, in the reasonable judgment of Parent after reasonable consultation with the Company, advisable to be obtained by Parent, Merger Sub or the Company or any of their respective Subsidiaries in order to consummate the transactions contemplated by this Agreement; (iii) resolve any objections and avoid any proceeding by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger; (iv) contest and defend any lawsuits or other proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement, including seeking to have any stay, temporary restraining order, injunction or judgment entered by any court or other Governmental Authority vacated, lifted, overturned or reversed; (v) as promptly as reasonably practicable, and in any event within ten (10) Business Days after the date of this Agreement (unless otherwise agreed in writing by the parties to this Agreement), make all necessary filings and submissions under the HSR Act; (vi) as promptly as reasonably practicable after the date of this Agreement, make all necessary filings and submissions under other applicable Antitrust Laws or Foreign Investment Laws that are, in the reasonable judgment of Parent after reasonable consultation with the Company, required or advisable in connection with the Merger, and, in the case of each of clauses (v) and (vi), thereafter supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to any Law; and (vii) as promptly as reasonably practicable, make any other registrations, declarations, submissions and filings with respect to the transactions contemplated by this Agreement required under the Exchange Act, any other applicable federal or state securities Laws and any other applicable Law.

(b) The parties shall give (and shall cause their respective Subsidiaries to give) any notices to third parties, and shall use, and shall cause their respective Subsidiaries to use, reasonable best efforts to obtain any third-party consents (not including for purposes of this Section 6.5(b) those consents required or advisable under Antitrust Laws or Foreign Investment Laws) that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided, however, that the parties shall coordinate and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any Contracts of the Company or any of its Subsidiaries in connection with consummation of the transactions contemplated by this Agreement, and following such coordination and cooperation, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to seek any such required actions, consents, approvals or waivers as Parent directs (provided, however, that the Company shall not be obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) the seeking of such actions, consents, approvals or waivers, unless such payment, concession or liability is conditioned and effective only upon the Closing and is consented to in writing by Parent).

(c) Without limiting the generality of anything contained in this Section 6.5, each party shall: (i) give the other parties prompt notice of the making or commencement of any request or proceeding by or before any Governmental Authority with respect to the transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such request or proceeding; (iii) to the extent practicable, give the other parties notice and an opportunity to participate in any communication made to the United States Federal Trade Commission (the “FTC”), the United States Department of Justice (the “DOJ”), or any other competition authority or other domestic or foreign Governmental Authority regarding the transactions contemplated by this Agreement; and (iv) promptly notify the other parties of the substance of any communication from the FTC, DOJ, or any other domestic or foreign Governmental Authority regarding the transactions contemplated by this Agreement. Parent shall have the right to devise and implement the strategy and timing for obtaining any clearances required or sought under any Antitrust Law or Foreign Investment Law in connection with the Merger (including, without limitation, the right to determine whether to commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or any other Antitrust Law or Foreign Investment Law, and whether to withdraw and refile any Notification and Report forms pursuant to the HSR Act (i.e., “pull and refile”)); provided, that such strategy shall be designed to obtain such clearances as promptly as reasonably practicable but in no event later than four (4) Business Days prior to the Outside Date; provided, further, that subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with all of the information relating to Parent or the Company and any of their respective Subsidiaries that appears in any filing made with, or written materials submitted or communications made to, any third party and/or any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, further, however, that such materials may be redacted as necessary to comply with contractual arrangements or as necessary to address reasonable privilege or confidentiality concerns. In addition, except as may be prohibited by any Governmental Authority or by any applicable Law, to the extent reasonably practicable each party hereto will permit authorized representatives of the other parties to be present at each meeting, conference or telephone call and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request or proceeding.

(d) Notwithstanding the terms of this Section 6.5, nothing contained herein shall require, or be construed to require, (i) Parent or any of its Subsidiaries to take or refrain from taking any action (including any divestiture, holding separate any business or assets or other similar action) or to agree to any restriction or condition, in each case, with respect to any assets, operations, business or the conduct of business of Parent or any of its Subsidiaries (not including for this purpose the Surviving Corporation and its Subsidiaries), (ii) Parent, the Company or any of their respective Subsidiaries to take or refrain from taking any action (including any divestiture, holding separate any business or assets or other similar action) or to agree to any restriction or condition with respect to any assets, operations, business or the conduct of business of the Company and its Subsidiaries or (iii) Parent to commit to provide prior notice or seek prior approval from any Governmental Authority of any future transaction (not including the transactions contemplated hereby) (provided that the Company shall agree to take (and shall take) any of the actions contemplated by the foregoing clauses (i) through (iii) with respect to the Company and its Subsidiaries and the Company’s Affiliates solely to the extent (x) the Company is requested in writing to do so by Parent and (y) such action is only binding on or otherwise applicable to the Company from and after the Effective Time and in the event that the Closing occurs). The Company and its Subsidiaries shall not communicate to any Governmental Authority its willingness to consider, offer to take, or to agree to, any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits, expirations of waiting periods or authorizations in connection with the Merger and the other transactions contemplated by this Agreement without the prior written consent of Parent (which, subject to this Section 6.5(d), may be withheld in Parent’s sole discretion). Without limiting Parent’s obligations pursuant to this Section 6.5, in the event that any actions set forth in clauses (i) or (ii) of this Section 6.5(d) are proposed by or acceptable to a Governmental Authority, Parent shall have the sole right to determine the manner in which to implement the requirement of such Governmental Authority.

(e) In addition to the obligations set forth in Sections 6.5(a) through 6.5(d), Parent shall defend through litigation on the merits and, if necessary, appeal any claim asserted in court or through administrative tribunal by any Person or Governmental Authority in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the Closing from occurring as promptly as practicable (and in any event, no later than the Outside Date).

Section 6.6 Information; Access and Reports.

(a) Subject to applicable Law and the other provisions of this Section 6.6 and solely for purposes of furthering the Merger and the other transactions contemplated hereby or integration planning relating thereto, (i) the Company and Parent each shall (and shall cause its Subsidiaries to), upon reasonable request by the other, furnish the other with reasonable information in its possession concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Merger and the transactions contemplated by this Agreement, (ii) the Company shall (and shall cause its Subsidiaries to), upon giving of reasonable notice by Parent, afford Parent’s officers and other authorized Representatives reasonable access, during normal business hours following reasonable advance notice throughout the period prior to the Effective Time, to its officers, employees, agents, Contracts, tangible or electronic books and records, stores, offices, systems, software, distribution facilities and other facilities, and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish to Parent reasonable information in its possession concerning its businesses, properties and personnel as may reasonably be requested by Parent, including, in the case of clauses (i) and (ii), as set forth on Section 6.6(a) of the Company Disclosure Schedule, and (iii) the Company shall continue to provide access to Parent and its Representatives to the electronic data room maintained by or on behalf of the Company to which Parent and its Representatives were provided access prior to the date of this Agreement.

(b) The foregoing provisions of this Section 6.6 shall not require either the Company or Parent to permit any access to any of its officers, employees, agents, Contracts, books or records, or its stores, offices, distribution facilities or other facilities, or to permit any inspection, review, sampling or audit, or to disclose or otherwise make available any information that, in the reasonable judgment of the Company or Parent, would (i) unreasonably disrupt the operations of such party or any of its Subsidiaries, (ii) result in the disclosure of any Trade Secrets of any third parties or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement or any applicable Law or duty, (iii) result in the disclosure of any information referencing the valuation of the Company and its Subsidiaries conducted in connection with the approval of this Agreement, (iv) reasonably be expected to cause the loss or waiver of the protection of any attorney-client privilege, attorney work product or other relevant legal privilege, provided, that to the extent requested by Parent and if applicable, the Company and Parent shall enter into a customary joint defense agreement that would alleviate such loss of privilege, or (v) jeopardize the health or safety of any officer, employee or agent of the Company or any of its Subsidiaries in light of COVID-19 (taking into account any COVID-19 Measures). Notwithstanding the provisions of this Section 6.6 other than the immediately preceding sentence or as set forth on Section 6.6(a) of the Company Disclosure Schedule, Parent and its Representatives shall not be permitted to perform any on-site procedures (including an on-site study) with respect to any property of the Company or its Subsidiaries without the Company’s prior written consent (which consent shall not, subject to the provisions of the immediately preceding sentence, be unreasonably withheld, delayed or conditioned). In the event that Parent or the Company objects to any request submitted pursuant to and in accordance with this Section 6.6 and withholds information on the basis of clauses (ii) through (v) of the second preceding sentence, the Company or Parent, as applicable, shall promptly inform the other party as to the general nature of what is being withheld and the Company and Parent shall use their respective commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure as promptly as reasonably practicable that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts (without payment of any consideration, fees or expenses) to (A) obtain the required consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction of text from documents or entry into a customary joint defense agreement with respect to any information to be so provided, if the parties determine that doing so would reasonably permit the disclosure of such information without such impediments. Each of Parent and the Company, as it deems advisable and necessary based on the advice of its outside counsel, may reasonably and in good faith designate competitively sensitive material provided to the other as “Outside Counsel Only Material” or with similar restrictions. Such materials and the information contained therein shall be given only to the outside counsel of the recipient, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the parties. All requests for information made pursuant to this Section 6.6 shall be directed to the Persons designated by the Company or Parent, as the case may be. All information exchanged or made available shall be governed by the terms of the Mutual Non-Disclosure Agreement, dated as of May 20, 2015, by and between Parent and the Company, as amended by the Mutual Non-Disclosure Agreement Supplement, dated May 23, 2022 (as it may be further amended from time to time, the “Confidentiality Agreement”).

(c) To the extent that any of the information or material furnished pursuant to this Section 6.6 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and the joint defense doctrine.

(d) No exchange of information or investigation by Parent or its Representatives pursuant to this Section 6.6 shall affect, modify or waive or be deemed to affect, modify or waive the representations and warranties of the Company set forth in this Agreement, and no investigation by the Company or its Representatives pursuant to this Section 6.6 shall affect, modify or waive or be deemed to affect, modify or waive the representations and warranties of Parent or Merger Sub set forth in this Agreement.

(e) The Company shall use commercially reasonable efforts to provide Parent with prompt written notice following the Knowledge of the Company of the occurrence of any of the events set forth on Section 6.6(e) of the Company Disclosure Schedule arising after the date of this Agreement.

Section 6.7 Stock Exchange Delisting. The Company and Parent shall cooperate to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Laws and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

Section 6.8 Publicity. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Parent and the Company. Thereafter until the Effective Time, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue any press release or make any other public announcement or public statement with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent (i) the press release, public announcement or public statement contains information that is consistent with the press release referred to in the preceding sentence or any other release or public statement previously issued or made in accordance with this Section 6.8 or (ii) public disclosure is required by applicable Law or the requirements of NASDAQ, in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any press release or making any such public announcements or public statements, except with respect to the matters described in, and subject to the requirements of, Section 6.2 (solely in the event of a Change of Recommendation), Section 8.1 and Section 8.2 or in connection with any dispute between the parties hereto regarding this Agreement.

Section 6.9 Employee Benefits.

(a) Parent agrees that during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, the employees of the Company and its Subsidiaries who continue to be employed after the Effective Time (other than those employees covered by a collective bargaining agreement, the “Continuing Employees”) will be provided with (i) cash payments and target annual cash incentive compensation opportunities that are no less favorable in the aggregate than the base salary or wages and annual target cash incentive compensation opportunities provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, and (ii) other compensation and employee benefits that are substantially comparable in the aggregate to other compensation and employee benefits (excluding any equity and long-term cash incentive compensation and any defined benefit pension and post-employment health and welfare benefits) provided by the Company and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time.

(b) Parent shall cause or, with respect to employees outside the United States, use commercially reasonable efforts to cause (i) any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) the amount of eligible expenses incurred by each Continuing Employee and his or her eligible dependents that were credited to deductible and maximum out-of-pocket co-insurance requirements under the Benefit Plans to be credited for purposes of satisfying the deductible and maximum out-of-pocket co-insurance requirements under the corresponding benefit plans of Parent and its Affiliates and (iii) any of its (or its Affiliates’) employee benefit plans (including disability pay continuation plans) in which the Continuing Employees are entitled to participate to take into account for purposes of eligibility, vesting and benefit accrual thereunder (except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or retiree medical benefits or to the extent it would result in a duplication of benefits) service by such Continuing Employees to the Company or any of its Affiliates or predecessors as if such service were with Parent, to the same extent such service was credited under a comparable Benefit Plan.

(c) If requested by Parent in writing no later than ten (10) Business Days prior to the Effective Time, to the extent permitted by applicable Law and the terms of the Company’s 401(k) Plan (the “Company 401(k) Plan”), as applicable, the Company shall cause the Company 401(k) Plan to be terminated effective as of the Business Day immediately preceding the Closing Date; provided, that the effectiveness of such termination may be conditioned on the occurrence of the Effective Time. In the event that Parent requests that the Company 401(k) Plan be terminated, the Company shall provide Parent with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and approval by Parent) not later than the day immediately preceding the Closing Date. In connection with the termination of the Company 401(k) Plan, (i) the Company may cause any unvested account balances thereunder to fully vest, (ii) the Company and Parent shall take any and all actions as may be required, including amendments to the Company 401(k) Plan and/or the tax-qualified defined contribution retirement plan designated by Parent (the “Parent 401(k) Plan”) to (A) permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including of loans) in the form of cash, shares of common stock of Parent, notes (in the case of loans) or a combination thereof, in an amount equal to the full account balance distributed or distributable to such Continuing Employee from the Company 401(k) Plan to the Parent 401(k) Plan, and (B) obtain from the IRS a favorable determination letter on termination for the Company 401(k) Plan and (iii) each Continuing Employee shall become a participant in the Parent 401(k) Plan on the Closing Date (giving effect to the service crediting provisions of Section 6.9(b)), it being agreed that there shall be no gap in participation in a tax-qualified defined contribution plan.

(d) Parent hereby acknowledges that the transactions contemplated by this Agreement shall constitute a “change in control,” “change of control” or term or concept of similar import of the Company and its Subsidiaries under the terms of the Benefit Plans. From and after the Effective Time, Parent shall, and shall cause its Affiliates to, honor all obligations and rights under the Benefit Plans in accordance with their terms.

(e) Notwithstanding the foregoing, nothing contained in this Agreement will (i) be treated as an amendment of any particular Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Benefit Plan, in each case, in accordance with their terms, (iii) obligate Parent, the Surviving Corporation or any of their Affiliates to retain the employment of any particular employee or (iv) create any third party beneficiary rights for the benefit of any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to this Section 6.9 or any compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan that Parent, the Surviving Corporation or any of their Affiliates may maintain.

(f) The Company shall use commercially reasonable efforts to cooperate with Parent in good faith for the purpose of preparing for the on-boarding of the Continuing Employees, including providing updated information on each such employee’s employee identification number, annual base salary, target annual cash bonus opportunity and target long-term incentive opportunity prior to the Closing. The Company shall use commercially reasonable efforts to cooperate with Parent in good faith for the purpose of preparing for the on-boarding of the employees. Prior to the Closing and solely for Parent’s informational purposes, the Company shall update Section 5.1(b)(ii) of the Company Disclosure Schedule to reflect any changes to such schedule that occurred between the date of this Agreement and the Closing Date, it being understood that no such update or changes shall affect, modify or waive or be deemed to affect, modify or waive the representations and warranties of the Company set forth in this Agreement.

Section 6.10 Expenses. Except as otherwise provided in Section 8.2(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Merger and the other transactions contemplated by this Agreement, including all fees and expenses of its Representatives, shall be paid by the party incurring such expense.

Section 6.11 Indemnification; Directors’ and Officers’ Insurance.

(a) After the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless the individuals who on or prior to the Effective Time were officers or directors of the Company or its Subsidiaries or were serving at the request of the Company as an officer, director, member, trustee or fiduciary of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise with respect to all acts or omissions by them in their capacities as such or taken at the request of the Company or any of its Subsidiaries at any time prior to the Effective Time to the fullest extent permitted by applicable Law (including with respect to advancement of expenses and attorneys’ fees and advancing such expenses and fees without requiring any preliminary determination of entitlement subject to such individual’s affirmation or undertaking if required under the DGCL).

(b) Parent and Merger Sub agree that all rights to exculpation or indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement in favor of the current and former directors and officers of the Company or any of its Subsidiaries or any of their predecessors and the heirs, executors, trustees, fiduciaries and administrators of such officer or director (each, a “D&O Indemnitee”), as provided in the Company’s or each of its Subsidiaries’ respective certificates of incorporation or bylaws (or comparable organizational or governing documents) or in any agreement, shall survive the Merger and the transactions contemplated by this Agreement and shall continue in full force and effect in accordance with their terms. After the Effective Time, Parent and the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) fulfill and honor such obligations to the maximum extent that the Company or applicable Subsidiary would have been permitted to fulfill and honor them by applicable Law. In addition, for a period of six years following the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, cause the certificates of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the certificates of incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries immediately prior to the Effective Time, and, during such six-year period, such provisions shall not be amended, repealed or otherwise modified in any respect, except as required by applicable Law.

(c) Prior to the Effective Time, the Company shall, and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, in each case providing only for Side A coverage for indemnified parties where the existing policies also include Side B coverage for the Company for a claims reporting or discovery period of six years from and after the Effective Time (the “Tail Period”) from one or more insurance carriers with the same or better credit rating as the Company’s insurance carrier as of the date of this Agreement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement; provided, that in no event shall the annual cost of the D&O Insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by the Company for such purpose; and provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d) The provisions of this Section 6.11 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each D&O Indemnitee, and nothing in this Agreement shall affect any indemnification rights that any such D&O Indemnitee may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or any Contract or applicable Law. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnitee without the consent of such D&O Indemnitee.

(e) In the event that the Company, the Surviving Corporation or any of their Subsidiaries (or any of their respective successors or assigns) shall consolidate or merge with any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or transfers at least 50% of its properties and assets to any other Person, then in each case proper provision shall be made so that the continuing or surviving corporation or entity (or its successors or assigns, if applicable), or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.11.

Section 6.12 Resignations. At the request of Parent, the Company shall (a) cause each director or officer of the Company to resign only in such capacity (and not in his or her capacity as an employee of the Company or any of its Subsidiaries) and (b) use its reasonable best efforts to cause any officer or director of any of the Company’s Subsidiaries to resign only in such capacity (and not in his or her capacity as an employee of the Company or any of its Subsidiaries), in each case, with such resignations to be effective as of the Effective Time.

Section 6.13 Transaction Litigation. Each of Parent and the Company shall promptly notify the other of any Transaction Litigation against it or any of its Representatives arising out of or relating to this Agreement, the Merger or the other transactions contemplated by this Agreement and shall keep the other reasonably informed regarding any such Transaction Litigation. Until the termination of this Agreement in accordance with Article VIII, the Company shall provide Parent an opportunity to review and to propose comments to all filings or written responses to be made by the Company in connection with any Transaction Litigation against the Company and its directors relating to any transaction contemplated by this Agreement, and the Company shall give reasonable and good faith consideration to any comments proposed by Parent. In no event shall the Company enter into, agree to or disclose any settlement or mooting action with respect to such Transaction Litigation without Parent’s consent, which, except in the case of a settlement or mooting action that includes an admission of fault, shall not be unreasonably withheld, delayed or conditioned. Each of Parent and the Company shall notify the other promptly of the commencement of any Transaction Litigation of which it has received notice.

Section 6.14 Other Actions by the Company.

(a) Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement other than arising out of or resulting from a breach by Parent or Merger Sub of Section 6.15(b), the Company and the Company Board shall, to the extent permitted by applicable Law, grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

(b) Section 16 Matters. The Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)) shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

Section 6.15 Approval of Sole Stockholder of Merger Sub; No Acquisition of Shares.

(a) Immediately following execution of this Agreement, Parent (directly or through its Subsidiaries) shall cause the sole stockholder of Merger Sub to execute and deliver, in accordance with applicable Law and its certificate of incorporation and bylaws, a written consent approving and adopting this Agreement in accordance with the DGCL and neither Parent nor its Subsidiaries shall amend, modify or withdraw such consent.

(b) From and after the date hereof through the Effective Time, other than as a result of the Merger and the other transactions contemplated by this Agreement, Parent and Merger Sub shall not, and shall cause their respective Subsidiaries not to, directly or indirectly, acquire any Shares, any rights or options to acquire Shares or any securities or instruments convertible into, exchangeable into or exercisable for Shares.

Section 6.16 Debt Payoff. Upon the request of Parent, the Company and its Subsidiaries shall use its reasonable best efforts to take any actions reasonably requested by Parent that are necessary to facilitate the payoff by Parent (or, in the case of letters of credit, facilitate the cash collateralization thereof) on the Closing Date and termination on the Closing Date (to the extent provided therein and pursuant to the terms thereof), or to facilitate negotiations with the lender party thereto and the continuation on and after the Closing Date, of (i) the Amended and Restated Credit Agreement, dated as of December 20, 2013 (as amended by Amendment No. 1 thereto, dated as of June 29, 2018, and Amendment No. 2 thereto, dated as of May 4, 2022) by and between the Company, Bank of America, N.A., as administrative agent, and the other parties thereto (the “Existing Credit Agreement”), (ii) the Amended and Restated Reimbursement Agreement, dated as of December 20, 2013 (as amended by Amendment No. 1 thereto, dated as of June 29, 2018 and Amendment No. 2 thereto, dated as of May 4, 2022), between the Company, Bank of America, N.A., as administrative agent, and the other parties thereto, (iii) the Mizuho Bank Ltd. line of credit and (iv) any other indebtedness for borrowed money, including, in each case, using reasonable best efforts to obtain a payoff letter in connection therewith; provided, that any such action described above shall not be required unless it can be and is conditioned on the occurrence of the Closing, and, it being understood that at the Closing, Parent shall provide all funds required to actually effect such payoff and termination. Notwithstanding the provisions of Section 7.2(b), in no event shall the receipt of such payoff letter or the consummation of any payoff or termination under this Section 6.16 be a condition to any of the obligations of Parent or Merger Sub hereunder.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Requisite Stockholder Vote.

(b) Antitrust and Foreign Investment Law Filings. (i) The waiting period (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act or any voluntary agreement with the DOJ Antitrust Division or the FTC not to consummate the Merger shall have expired or been terminated and (ii) subject to Section 7.1(b) of the Company Disclosure Schedule, the applicable waiting periods (or any extensions thereof) or clearances, as applicable, under the Antitrust Laws and Foreign Investment Laws set forth in Section 7.1(b) of the Company Disclosure Schedule shall have expired, been earlier terminated or obtained.

(c) Laws or Orders. Subject to Section 7.1(b) of the Company Disclosure Schedule, no court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered after the date of this Agreement any Law (whether temporary, preliminary or permanent) (collectively, an “Order”) that is in effect and that restrains, enjoins, renders illegal or otherwise prohibits consummation of the Merger.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company set forth in clause (ii) of Section 5.1(f) (Absence of Certain Changes) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); (ii) each of the representations and warranties of the Company set forth in the first two sentences and the fifth sentence of Section 5.1(b)(i) (Capital Structure) shall be true and correct, subject to de minimis inaccuracies in the aggregate, as of the date of this Agreement and shall be true and correct, subject to de minimis inaccuracies in the aggregate, as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be true and correct, subject to de minimis inaccuracies in the aggregate, as of such particular date or period of time); (iii) each of the representations and warranties of the Company set forth in Sections 5.1(b)(i) and 5.1(b)(ii) (other than the first two sentences and the fifth sentence of Section 5.1(b)(i)) (Capital Structure), Section 5.1(c) (Corporate Authority; Approval and Fairness), Section 5.1(m) (Takeover Statutes), Section 5.1(w) (Brokers and Finders) and Section 5.1(x) (Opinion of Financial Advisor) shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be true and correct in all material respects as of such particular date or period of time); and (iv) the other representations and warranties of the Company set forth in this Agreement (without giving effect to any limitations as to “material,” “in all material respects” and “Material Adverse Effect” set forth therein) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iv), for any failures of such representations and warranties to be so true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Effect. Since the date hereof, there shall not have occurred and be continuing any change, effect, event, occurrence or development that has had a Material Adverse Effect.

(d) Company Closing Certificate. Parent and Merger Sub shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) are satisfied.

Section 7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time).

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Parent Closing Certificate. The Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by an authorized officer of Parent certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) are satisfied.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) by mutual written consent of the Company and Parent;

(b) by either Parent or the Company, if the Merger shall not have been consummated by the date that is the twelve (12) month anniversary of the date of this Agreement (the “Outside Date”), provided, that if the Closing shall not have occurred as of the Outside Date and all the conditions to Closing, other than the conditions set forth in Section 7.1(b) or 7.1(c) (as it relates to the HSR Act or any other Antitrust Law or Foreign Investment Law), shall have been satisfied or shall be capable of being satisfied at such time, the Outside Date shall be automatically extended to the date that is the eighteen (18) month anniversary of the date of this Agreement (the “First Outside Date Extension”), and such date shall be the Outside Date, provided, further, that if the Closing shall not have occurred as of such date and all the conditions to Closing, other than the conditions set forth in Section 7.1(b) or 7.1(c) (as it relates to the HSR Act or any other Antitrust Law or Foreign Investment Law), shall have been satisfied or shall be capable of being satisfied at such time, the Outside Date shall be automatically extended to the date that is the twenty-four (24) month anniversary of the date of this Agreement, and such date shall be the Outside Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the principal cause of the failure of a condition to the consummation of the Merger;

(c) by either Parent or the Company, if the Requisite Stockholder Vote shall not have been obtained if a vote shall have been taken thereon at the Company Stockholders Meeting or any adjournment or postponement thereof (and such meeting, as may be so adjourned or postponed, shall have concluded);

(d) by either Parent or the Company, if any Order enacted, issued, promulgated, enforced or entered after the date of this Agreement by a court or other Governmental Authority of competent jurisdiction over any party hereto, which Order permanently restrains, enjoins, renders illegal or otherwise prohibits consummation of the Merger shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the principal cause of the failure of a condition to the consummation of the Merger;

(e) by Parent, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that any condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date as it may be extended or, if curable prior to the Outside Date as it may be extended, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by Parent to the Company or (ii) three (3) Business Days prior to the Outside Date as it may be extended);

(f) by the Company, if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that any condition set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date as it may be extended or, if curable prior to the Outside Date as it may be extended, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by the non-breaching party to the breaching party or (ii) three (3) Business Days prior to the Outside Date as it may be extended);

(g) by Parent, prior to the time the Requisite Stockholder Vote is obtained, if (i) a Change of Recommendation shall have been made or occurred or (ii) at any time following receipt of an Acquisition Proposal that has not been publicly withdrawn, the Company Board failed to reaffirm its approval or recommendation of this Agreement and the Merger as promptly as reasonably practicable (but in any event by the earlier of (A) five (5) Business Days and (B) the close of business on the second (2nd) Business Day immediately preceding the scheduled date of the Company Stockholders Meeting at the written request to do so by Parent) after receipt of any written request to do so from Parent; provided, that Parent may not provide such a written request more than once for each Acquisition Proposal (unless the terms of such Acquisition Proposal have been modified or amended, in which case Parent may provide another written request with respect to such Acquisition Proposal as so amended or modified); or

(h) by the Company, prior to the time the Requisite Stockholder Vote is obtained and so long as the Company is in compliance with and has not breached the requirements of Section 6.2, in connection with entering into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with Section 6.2(f); provided, that prior to or concurrently with such termination, the Company pays the Company Termination Fee due.

Section 8.2 Effect of Termination and Abandonment.

(a) Except to the extent provided in Sections 8.2(b), 8.2(c), 8.2(d), 8.2(e) and 8.2(f), in the event of termination of this Agreement and the abandonment of the Merger in accordance with Section 8.1, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, that (x) no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any willful and material breach of its obligations set forth in this Agreement and (y) the provisions set forth in Section 5.1(y) (No Other Representations or Warranties), Section 5.2(i) (No Other Representations or Warranties), this Section 8.2 and the second and third sentences of Section 9.1 (Survival) shall survive the termination of this Agreement. For purposes of this Agreement, “willful and material breach” means a material breach of this Agreement that is a consequence of an act undertaken or a failure to take an act by the breaching party with the knowledge that the taking of such act or the failure to take such act would cause a material breach of this Agreement.

(b) In the event that this Agreement is terminated:

(i) by (I) either the Company or Parent pursuant to (x) Section 8.1(b) (Outside Date) (at a time when the Requisite Stockholder Vote has not been obtained or Parent has the right to terminate pursuant to Section 8.1(e) (Company Breach)) or (y) Section 8.1(c) (Requisite Stockholder Vote Not Obtained) or (II) Parent pursuant to Section 8.1(e) (Company Breach); and

(A) a bona fide Acquisition Proposal shall have been made publicly to the Company or any of its Subsidiaries or otherwise become publicly known, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal that has not been withdrawn publicly without qualification prior to the earlier of (x) five days prior to the Company Stockholders Meeting (as such meeting may have been adjourned or postponed in accordance with this Agreement) or (y) termination of this Agreement; and

(B) within twelve (12) months after such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement providing for, or shall have consummated or, in the case of an Acquisition Proposal that is a tender offer, shall have approved or recommended to the Company’s stockholders or otherwise not opposed, such Acquisition Proposal; provided, that, for purposes of this Section 8.2(b)(i), the references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%” and, as to clause (i) of such definition, any such Acquisition Proposal shall result in a change in control of at least 50% of the stock or consolidated assets of the Company;

(ii) by Parent pursuant to Section 8.1(g) (Company Recommendation Matters) (or, in the event that (A) the Company Board shall have made a Change of Recommendation and (B) this Agreement is terminated (I) by either the Company or Parent pursuant to (x) Section 8.1(b) (Outside Date) (at a time when the Requisite Stockholder Vote has not been obtained or Parent has the right to terminate pursuant to Section 8.1(e) (Company Breach)) or (y) Section 8.1(c) (Requisite Stockholder Vote Not Obtained) or (II) by Parent pursuant to Section 8.1(e) (Company Breach)); or

(iii) by the Company pursuant to Section 8.1(h) (Superior Proposal);

then, (1) in the case of Section 8.2(b)(i), within two (2) Business Days after consummation of such Acquisition Proposal, (2) in the case of Section 8.2(b)(ii), within two (2) Business Days after termination of this Agreement and (3) in the case of Section 8.2(b)(iii), concurrently with or prior to termination of this Agreement, the Company shall pay a termination fee of $56,000,000 (the “Company Termination Fee”) (net of any Expense Reimbursement previously paid) to Parent by wire transfer of immediately available funds to an account designated in writing by Parent. In the event that this Agreement is terminated by either the Company or Parent pursuant to (i) Section 8.1(c) (Requisite Stockholder Vote Not Obtained) or (ii) Section 8.1(b) (Outside Date) (at a time when the Requisite Stockholder Vote has not been obtained), the Company shall pay to

Parent, by wire transfer of immediately available funds to an account designated in writing by Parent, all of the reasonable and documented out-of-pocket expenses, including those of the Paying Agent, incurred by Parent and Merger Sub in connection with this Agreement and the other transactions contemplated by this Agreement, in an amount not to exceed $17,000,000 (the “Expense Reimbursement”), within two (2) Business Days after the date following such termination. To the extent any portion of the Expense Reimbursement is paid by the Company to Parent, such amount paid shall be deducted from the amount of any Company Termination Fee owed or payable.

(c) In the event that (i) (a) the Agreement is terminated by either Parent or the Company under Section 8.1(b) (Outside Date), (b) at the time of any such termination, all of the conditions in Article VII have been satisfied or duly waived by the parties entitled to the benefit thereof, except for (A) the conditions in Section 7.1(b) or 7.1(c) (but only as it relates to the HSR Act or any other Antitrust Law) and (B) any other condition that by its nature is to be satisfied at the Closing (provided, that such condition would be capable of being satisfied if the Closing Date were the date of such termination), and (c) no breach by the Company of its obligations under Section 6.5 has been the principal cause of the failure of the conditions in Section 7.1(b) or 7.1(c) to be satisfied or (ii) (a) the Agreement is terminated by either Parent or the Company under Section 8.1(d) (Permanent Order) (but only if the applicable Order relates to the HSR Act or any other Antitrust Law) and (b) no breach by the Company of its obligations under Section 6.5 has been the principal cause of the applicable enactment, issuance, promulgation, enforcement or entry of such Order, then within two (2) Business Days of such termination of this Agreement, Parent shall pay Company a termination fee of $94,000,000 in cash (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account designated in writing by the Company.

(d) Each party acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no party would have entered into this Agreement; accordingly, if the Company fails to timely pay Parent any amount due pursuant to Section 8.2(b) or Parent fails to timely pay the Company any amount due pursuant to Section 8.2(c) (any such amount due, a “Termination Payment”), and, in order to obtain such payment, the other party commences a suit that results in a judgment against such party for the applicable Termination Payment, or any portion thereof, the party that has failed to pay the Termination Payment shall pay to the other party such other party’s costs and expenses (including attorneys’ fees) in connection with such suit, together with interest thereon at the prime rate as published in The Wall Street Journal (or, if not reported therein, as reported in another authoritative source reasonably selected by Parent) in effect on the date such Termination Payment was required to be paid from such date through the date of full payment thereof.

(e) Each of the parties acknowledges and agrees that the Company Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which such Company Termination Fee is due and payable and which do not involve fraud or willful and material breach, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, (x) in no event shall more than one

Company Termination Fee be payable under this Agreement and (y) the parties agree that the payment of the Company Termination Fee shall be the sole and exclusive remedy available to Parent and Merger Sub with respect to this Agreement in the event any such payment becomes due and payable and is paid, and, upon payment of the Company Termination Fee, the Company (and the Company’s Affiliates and its and their respective directors, officers, employees, stockholders and Representatives) shall have no further liability to Parent and Merger Sub under this Agreement, in law, equity or otherwise, and neither Parent nor Merger Sub shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of the Company’s Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby.

(f) Each of the parties acknowledges and agrees that the Parent Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which such Parent Termination Fee is due and payable and which do not involve fraud or willful and material breach for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, (x) in no event shall more than one Parent Termination Fee be payable under this Agreement and (y) the parties agree that the payment of the Parent Termination Fee shall be the sole and exclusive remedy available to the Company with respect to this Agreement in the event any such payment becomes due and payable and is paid, and, upon payment of the Parent Termination Fee, each of Parent and Merger Sub (and Parent’s Affiliates and its and their respective directors, officers, employees, stockholders and Representatives) shall have no further liability to the Company under this Agreement, in law, equity or otherwise, and the Company shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Parent, Merger Sub or any of Parent’s Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby.

ARTICLE IX

MISCELLANEOUS AND GENERAL

Section 9.1 Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV, Section 6.11 (Indemnification; Directors’ and Officers’ Insurance) and any other covenant or agreement contained in this Agreement that by its terms applies in whole or in part after the Effective Time, shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses) and Section 8.2 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

Section 9.2 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification by Parent, Merger Sub and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that after the receipt of the Requisite Stockholder Vote, no amendment shall be made which by applicable Law requires further approval by the holders of Shares without obtaining such further approval.

Section 9.3 Waiver. The conditions to each of the respective parties’ obligations to consummate the Merger and the other transactions contemplated by this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law (except to the extent specifically provided otherwise in Section 8.2).

Section 9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.5 Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a) This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties (a) agrees that it shall not bring any claim, action or proceeding against any other parties hereto relating to this Agreement or the transactions contemplated hereby in any court other than (i) the Delaware Court of Chancery in and for New Castle County, (ii) in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or other proceeding, the Delaware Superior Court, (iii) in the event (but only in the event) such courts identified in clauses (i) or (ii) do not have subject matter jurisdiction over such suit, action or other proceeding, the United States District Court for the District of Delaware or (iv) in the event (but only in the event) such courts identified in clauses (i), (ii) and (iii) do not have subject matter jurisdiction over such suit, action or other proceeding, any other Delaware state court (the “Chosen Courts”), in the event any dispute between the parties hereto (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) expressly submits to the personal jurisdiction and venue of the Chosen Courts and (c) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 9.6, such service to become effective ten (10) days after such mailing. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

(b) Each of the parties to this Agreement acknowledges and agrees that the rights of each party to consummate the Merger and the other transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies a party may have in equity or at law, each party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, including in each case Parent’s and Merger Sub’s obligation to effect the Closing, on the terms of, and subject to the conditions set forth in, this Agreement and in each case without necessity of posting a bond or other form of security. In the event that any action or proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege or assert, and each party hereby waives the defense, that there is an adequate remedy at law.

Section 9.6 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any party to the other parties to this Agreement shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) delivered by an internationally recognized overnight courier service upon the party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested, or (d) sent by email (as set forth below), provided, that the transmission of the email is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein:

If to Parent or Merger Sub:

Amazon.com, Inc.

410 Terry Avenue North

Seattle, WA 98109

Attention:     General Counsel

Email:

with copies to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:     Krishna Veeraraghavan, Kyle T. Seifried

Email:           kveeraraghavan@paulweiss.com; kseifried@paulweiss.com

If to the Company:

iRobot Corporation

8 Crosby Drive

Bedford, MA 01730

Attention:     Chief Legal Officer

Email:          As set forth in Section 9.6 of the Company Disclosure Schedule with a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention:     Stuart M. Cable; Mark T. Bettencourt; Joshua M. Zachariah

Email:          scable@goodwinlaw.com; mbettencourt@goodwinlaw.com;

jzachariah@goodwinlaw.com

or to such other Person or addressees as has or have been designated in writing by the party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving party (w) upon actual receipt, if delivered personally or by email transmission (provided that (1) no “bounce back” or similar message of non-delivery is received with respect thereto and (2) emails sent by email transmission after 6:00 p.m. recipient’s local time shall be deemed delivered on the Business Day following the date of transmission), (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier or (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail. Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 9.6.

Section 9.7 Entire Agreement. This Agreement (including any exhibits, annexes and schedules hereto) and the documents and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule, together with each other agreement entered into by or among any of Parent, Merger Sub and the Company as of the date of this Agreement that makes reference to this Section 9.7, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

Section 9.8 No Third Party Beneficiaries. Except as provided in this Section 9.8, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, that if, and only if, the Effective Time occurs, (a) the holders of Shares shall be third party beneficiaries of, and entitled to rely on, Section 4.1 (Effect on Capital Stock), (b) the holders of Company Options, Company PSU Awards, Company RSU Awards and Company DSU Awards shall be third party beneficiaries of, and entitled to rely on, Section 4.3 (Treatment of Stock-Based Awards; ESPP) and (c) the D&O Indemnitees shall be third party beneficiaries of, and entitled to rely on, Section 6.11 (Indemnification; Directors’ and Officers’ Insurance). The parties hereto further agree that the rights of third party beneficiaries under the proviso of this Section 9.8 shall not arise unless and until the Effective Time occurs.

Section 9.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

Section 9.10 Transfer Taxes. Except as otherwise provided in Section 4.2(c)(iv), all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees imposed with respect to the Merger or the transfer of Shares pursuant to the Merger shall be borne by Parent or the Company and expressly shall not be a liability of holders of Shares.

Section 9.11 Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

Section 9.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 9.13 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” and “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented. Currency amounts referenced herein are in U.S. Dollars. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors’ qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee). The terms “provided to” and “made available to,” with respect to documents required to be provided by the Company to Parent or Merger Sub, include without limitation documents filed or furnished by the Company with the SEC as an exhibit after the Applicable Date and prior to the date of this Agreement.

(c) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 9.14 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other parties, except that Merger Sub may assign any and all of its rights under this Agreement, by written notice to the Company, to another wholly owned direct or indirect Subsidiary of Parent to be a Constituent Corporation in lieu of Merger Sub, in which event all references to Merger Sub in this Agreement shall be deemed references to such other Subsidiary, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided, that (a) no assignment shall be permitted if such assignment would, or would reasonably be expected to, prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement or consummating the Merger and the other transactions contemplated by this Agreement and (b) no assignment shall relieve Parent of any of its obligations pursuant to this Agreement. Any purported assignment in violation of this Agreement is void.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

AMAZON.COM, INC.

By:	/s/ Peter Krawiec
Name: Peter Krawiec Title: Senior Vice President, Worldwide Corporate Development

IROBOT CORPORATION

By:	/s/ Colin M. Angle
Name: Colin M. Angle Title: Chief Executive Officer

MARTIN MERGER SUB, INC.

By:	/s/ Peter Krawiec
Name: Peter Krawiec Title: President

[Signature Page to Merger Agreement]

ANNEX A

DEFINED TERMS

Term	Section
Acquisition Proposal	6.2(d)
Action	5.1(g)(i)
Affiliate	5.1(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(e)(vi)
Antitrust Laws	5.1(b)(iii)
Applicable Date	5.1(e)(i)
Benefit Plans	5.1(h)(i)
Book-Entry Share	4.1(a)
Business Day	1.2
Bylaws	2.2
Cancelled Shares	4.1(a)
CCPA	5.1(q)(xx)
Certificate of Merger	1.3
Change of Recommendation	6.2(e)(vi)
Charter	2.1
Child	5.1(q)(xx)
Chosen Courts	9.5(a)
Clearance Date	6.3(a)
Closing	1.2
Closing Date	1.2
Code	4.2(h)
Company	Preamble
Company 401(k) Plan	6.9(c)
Company Board	Recitals
Company Budget	6.1(b)(iii)
Company Disclosure Schedule	5.1
Company DSU Award	4.3(d)
Company Inventory	5.1(v)(ii)
Company IP Agreements	5.1(j)(i)(L)
Company Option	4.3(a)
Company Permits	5.1(i)(ii)
Company Products	5.1(q)(xxiv)
Company PSU Award	4.3(c)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company RSU Award	4.3(b)
Company Services	5.1(v)(iv)
Company Stockholders Meeting	6.4(a)
Company Termination Fee	8.2(b)(iii)
Confidentiality Agreement	6.6(b)

Term	Section
Conflict Minerals	5.1(n)
Constituent Corporations	Preamble
Continuing Employees	6.9(a)
Contract	5.1(g)(ii)(D)
COVID-19	5.1(a)(E)
COVID-19 Measures	5.1(a)(E)
D&O Indemnitee	6.11(b)
D&O Insurance	6.11(c)
DGCL	Recitals
Dissenting Shares	4.1(a)
DOJ	6.5(c)
Effective Time	1.3
Employee Census	5.1(h)(x)
Employees	5.1(h)(i)
Environmental Law	5.1(n)
ERISA	5.1(h)(i)
ERISA Affiliate	5.1(h)(v)
ERISA Plan	5.1(h)(ii)
ESPP	4.3(e)
ESPP Termination Date	4.3(e)
Exchange Act	5.1(d)(i)
Excluded Shares	4.1(a)
Existing Credit Agreement	6.16
Expense Reimbursement	8.2(b)(iii)
FCPA	5.1(s)
Final Offering	4.3(e)
Financial Advisor	5.1(w)
First Outside Date Extension	8.1(b)
Fiscal Year 2021	5.1(j)(i)(C)
Fiscal Year 2022	5.1(j)(i)(C)
Fiscal Year 2023	5.1(j)(i)(C)
Foreign Investment Laws	5.1(d)(i)
FTC	6.5(c)
Government Official	5.1(s)
Governmental Authority	5.1(d)(i)
Hazardous Substance	5.1(n)
HSR Act	5.1(b)(iii)
Insurance Policies	5.1(r)
Intellectual Property Rights	5.1(q)(xxiv)
International Trade Laws	5.1(t)(iii)
Intervening Event	6.2(f)
IRS	5.1(h)(ii)
IT Assets	5.1(q)(xxiv)
Knowledge	5.1(g)(ii)(E)
Laws	5.1(i)(i)

Term	Section
Leased Real Property	5.1(l)(iii)(A)
Letter of Transmittal	4.2(c)(i)
Lien	5.1(d)(ii)
Malicious Code	5.1(q)(xxiv)
Material Adverse Effect	5.1(a)
Material Contract	5.1(j)(i)
Material Real Property Leases	5.1(l)(iii)(B)
material weakness	5.1(e)(iii)
Merger	Recitals
Merger Consideration	4.1(a)
Merger Sub	Preamble
Multiemployer Plan	5.1(h)(ii)
NASDAQ	5.1(a)(F)
Non-U.S. Benefit Plans	5.1(h)(ii)
OFAC	5.1(t)(iii)
Open Source License	5.1(q)(xxiv)
Open Source Materials	5.1(q)(xxiv)
Order	7.1(c)
Outside Date	8.1(b)
Owned Intellectual Property	5.1(q)(xxiv)
Parent	Preamble
Parent 401(k) Plan	6.9(c)
Parent Termination Fee	8.2(c)
Patents	5.1(q)(xxiv)
Paying Agent	4.2(a)
Payment Fund	4.2(b)
Permitted Liens	5.1(l)(iii)(C)
Person	4.2(e)
Personal Information	5.1(q)(xxiv)
Preferred Shares	5.1(b)(i)
Proxy Statement	6.3(a)
PSU Payment	4.3(c)
Real Property Leases	5.1(l)(iii)(D)
Registered	5.1(q)(xxiv)
Registered Intellectual Property	5.1(q)(xxiv)
Representatives	6.2(a)
Requisite Stockholder Vote	5.1(c)(i)
RSU Payment	4.3(b)
Sanctioned Country	5.1(t)(i)
Sanctioned Person	5.1(t)(i)
SEC	5.1(e)(i)
Securities Act	5.1(e)(i)
Share Certificate	4.1(a)
Shares	Recitals
significant deficiency	5.1(e)(iii)

Term	Section
Software	5.1(q)(xxiv)
Source Code	5.1(q)(xxiv)
Stock Plan	5.1(b)(i)
Subsidiary	5.1(a)
Superior Proposal	6.2(d)
Surviving Corporation	1.1
Tail Period	6.11(c)
Takeover Statute	5.1(m)
Tax	5.1(o)(viii)
Tax Return	5.1(o)(viii)
Taxes	5.1(o)(viii)
Technology	5.1(q)(xxiv)
Termination Payment	8.2(d)
Third-Party Processor	5.1(q)(xxiii)
Top Distributors	5.1(k)
Top Suppliers	5.1(k)
Trade Secrets	5.1(q)(xxiv)
Trademarks	5.1(q)(xxiv)
Transaction Litigation	5.1(a)(J)
U.S. Benefit Plans	5.1(h)(ii)
U.S. GAAP	5.1(a)(C)
willful and material breach	8.2(a)

Exhibit 3.1

FIRST AMENDMENT TO THE

AMENDED AND RESTATED BY-LAWS

OF

IROBOT CORPORATION

The Amended and Restated By-laws of iRobot Corporation are hereby amended by insertion of the following provision after Section 10 of Article VI thereof:

ARTICLE VI

SECTION 11. Exclusive Jurisdiction of Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate or these By-laws (including the interpretation, validity or enforceability thereof) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that this sentence will not apply to any causes of action arising under the Securities Act of 1933, as amended, or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11 of Article VI.

Adopted and effective as of August 4, 2022

Exhibit 99.1

Amazon and iRobot sign an agreement for Amazon to acquire iRobot

Since introducing the Roomba vacuum in 2002, iRobot has continued to delight customers with every product generation, saving customers valuable time previously spent on household chores

The team at iRobot has developed innovative cleaning products that customers love

SEATTLE & BEDFORD (BUSINESS WIRE) — Aug. 5, 2022 —Today Amazon (NASDAQ:AMZN) and iRobot (NASDAQ:IRBT) announced that they have entered into a definitive merger agreement under which Amazon will acquire iRobot. iRobot has a history of making customers’ lives easier with innovative cleaning products for the home. iRobot has continued to innovate with every product generation, solving hard problems to help give customers valuable time back in their day.

“We know that saving time matters, and chores take precious time that can be better spent doing something that customers love,” said Dave Limp, SVP of Amazon Devices. “Over many years, the iRobot team has proven its ability to reinvent how people clean with products that are incredibly practical and inventive — from cleaning when and where customers want while avoiding common obstacles in the home, to automatically emptying the collection bin. Customers love iRobot products — and I’m excited to work with the iRobot team to invent in ways that make customers’ lives easier and more enjoyable.”

“Since we started iRobot, our team has been on a mission to create innovative, practical products that make customers’ lives easier, leading to inventions like the Roomba and iRobot OS,” said Colin Angle, chairman and CEO of iRobot. “Amazon shares our passion for building thoughtful innovations that empower people to do more at home, and I cannot think of a better place for our team to continue our mission. I’m hugely excited to be a part of Amazon and to see what we can build together for customers in the years ahead.”

Amazon will acquire iRobot for $61 per share in an all-cash transaction valued at approximately $1.7 billion, including iRobot’s net debt. Completion of the transaction is subject to customary closing conditions, including approval by iRobot’s shareholders and regulatory approvals. On completion, Colin Angle will remain as CEO of iRobot.

About Amazon

Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, follow @AmazonNews.

About iRobot

iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold millions of robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Amazon Forward-Looking Statements

Amazon’s statements related to the proposed acquisition of iRobot contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding expected benefits of the acquisition. Actual results could differ materially from those projected or forecast in the forward-looking statements. Factors that could cause actual results to differ materially include the following: the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all; closing of the transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; Amazon may be unable to achieve the anticipated benefits of the transaction; revenues following the transaction may be lower than expected; the duration and scope of the COVID-19 pandemic, including any recurrence, may affect the results of operations; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, partners, and commercial counterparties) may be greater than expected; Amazon may assume unexpected risks and liabilities; completing the transaction may distract Amazon’s management from other important matters; and the other factors discussed in “Risk Factors” in Amazon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in Amazon’s other filings with the SEC, which are available at http://www.sec.gov. Amazon assumes no obligation to update the information in this press release, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Cautionary Statements Regarding iRobot Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on iRobot’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by iRobot and Amazon, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond iRobot’s control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of iRobot’s stockholders; (iii) potential delays in consummating the proposed transaction; (iv) the ability of iRobot to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on iRobot’s business and general economic conditions; (vii) iRobot’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm iRobot’s business, including current plans and operations; (xi) the ability of iRobot to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting iRobot’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which iRobot operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect iRobot’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact iRobot’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as iRobot’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in iRobot’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on iRobot’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. iRobot does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Important Information and Where to Find It

In connection with the proposed transaction between iRobot and Amazon, iRobot will file with the SEC a Proxy Statement, the definitive version of which will be sent or provided to iRobot stockholders. iRobot may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which iRobot may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY

REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by iRobot through the website maintained by the SEC at www.sec.gov, iRobot’s investor relations website at investor.irobot.com or by contacting iRobot’s investor relations department at the following:

Andrew Kramer

akramer@irobot.com

(781) 430-3003

Participants in the Solicitation

iRobot and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from iRobot’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding iRobot’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in iRobot’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 11, 2022, and will be included in the Proxy Statement (when available). iRobot stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of iRobot directors and executive officers in the transaction, which may be different than those of iRobot stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.